UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Bridge Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIDGE BANCORP, INC.

2200 Montauk Highway, P.O. Box 3005

Bridgehampton, NY 11932

April 2, 2018

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Bridge Bancorp, Inc. (the “Company”). Our Annual Meeting will be held at the offices of our subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2018 at 11:00 a.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have. Also enclosed for your review is our Annual Report, which contains detailed information concerning the operating activities and financial statements of the Company.

The business to be conducted at the Annual Meeting consists of the election of five Directors; an advisory (non-binding) vote on executive compensation; approval of the Employee Stock Purchase Plan; and the ratification of the appointment of our Independent Registered Public Accounting Firm for the year ending December 31, 2018. The Board of Directors of the Company unanimously recommends a vote “FOR” the election of Directors, “FOR” the approval of executive compensation, “FOR” approval of the Employee Stock Purchase Plan, and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own. Thank you for your continued investment in Bridge Bancorp, Inc.

Sincerely,

Kevin M. O’Connor

President and Chief Executive Officer

BRIDGE BANCORP, INC.

2200 Montauk Highway, P.O. Box 3005

Bridgehampton, NY 11932

NOTICE OF ANNUAL MEETING

TO BE HELD MAY 4, 2018

To the Shareholders of Bridge Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bridge Bancorp, Inc. will be held at BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2018, at 11:00 a.m., for the purpose of considering and voting on the following matters:

1)	The election of four Directors to the Company’s Board of Directors, to hold office for a term of three years, and one director to hold office for a term of one year, and until their successors are elected and qualified;

2)	An advisory (non-binding) vote to approve our executive compensation as described in the proxy statement;

3)	The approval of the Bridge Bancorp, Inc. Employee Stock Purchase Plan;

4)	The ratification of the appointment of Crowe Horwath LLP as the Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2018; and

such other business as may properly come before the Annual Meeting or any adjournments thereof. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Only those shareholders of record at the close of business on March 19, 2018 shall be entitled to notice of and to vote at the Annual Meeting.

The Board of Directors believes that the election of the director nominees, the advisory (non-binding) vote to approve executive compensation, the approval of the Employee Stock Purchase Plan and the ratification of the appointment of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm, are in the best interests of the Company and its shareholders and unanimously recommends a vote FOR proposals 1, 2, 3 and 4.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE ELECTRONICALLY AS PROVIDED IN THE INSTRUCTIONS INCLUDED HEREWITH.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2018 - This Proxy Statement and our 2017 Annual Report on Form 10-K are each available at http://www.edocumentview.com/BDGE.

By order of the Board of Directors

Howard H. Nolan

Senior Executive Vice President, Chief Operating Officer and Corporate Secretary

April 2, 2018

Bridgehampton, New York

BRIDGE BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 4, 2018

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at BNB Bank (the “Bank”), 2200 Montauk Highway, Bridgehampton, New York 11932, on May 4, 2018 at 11:00 a.m. or any adjournments thereof. The 2017 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2017, accompanies this Proxy Statement.

Regardless of the number of shares of Common Stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed envelope, or to vote electronically. Shareholders should indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, executed proxies will be voted FOR the election of the director nominees specified in this Proxy Statement; FOR the approval of executive compensation; FOR approval of the Employee Stock Purchase Plan; and FOR the ratification of Crowe Horwath LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2018.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers discretionary authority on the designated proxy holder to vote the shares in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, by telephone or by facsimile, by Directors, officers and employees of the Company, without additional compensation therefore.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 2, 2018.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of Common Stock of the Company (the “Common Stock”), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 19, 2018 has been fixed by the Board of Directors as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 19,780,295 shares. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

SECURITY OWNERSHIP of Certain Beneficial Owners

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Company and the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. The following table sets forth, as of March 19, 2018, certain information as to the shares of Common Stock owned by persons who beneficially own more than five percent of the issued and outstanding shares of Common Stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Common Stock as of March 19, 2018.

Name and Address of Beneficial Owner	Number of Shares Owned and Nature of Beneficial Ownership	Percentage of Outstanding Shares

Basswood Capital Management L.L.C. 645 Madison Avenue, 10th Floor New York, New York 10022	2,427,591(1)	12.3%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,387,662	12.1%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	1,072,211	5.4%

(1) Represents the total shares of Common Stock collectively beneficially owned by Basswood Capital Management, LLC, Matthew Lindenbaum, Bennett Lindenbaum and certain other reporting persons as described in the Schedule 13D/A filed jointly on December 18, 2017 with the SEC.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of Directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for all or any of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the advisory vote for the approval of the compensation paid to our named executive officers (“NEOs”), the approval of the Employee Stock Purchase Plan, and the ratification of Crowe Horwath LLP as our Independent Registered Public Accounting Firm, by checking the appropriate box, a shareholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. The approval of these matters will be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked “ABSTAIN.”

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of twelve (12) members. The Board is divided into three classes as nearly equal in number as possible (Class A, B, and C). Each year one class of Directors is elected to serve for a three-year term and until their respective successors shall have been elected and qualified.

The Board of Directors has nominated Dennis A. Suskind, Albert E. McCoy, Jr., Christian C. Yegen and Matthew Lindenbaum for election as Class A Directors, each for a term of office expiring in 2021, and until their successors are elected and qualified. In addition, the Board of Directors has nominated Daniel Rubin for election as a Class B Director, for a term of office expiring in 2019, and until his successor is elected and qualified. It is intended that the proxies solicited on behalf of the Board of Directors will be voted at the Annual Meeting for the election of each of these nominees (other than proxies in which the vote is withheld as to any nominee). If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why a nominee would be unable to serve, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

The following table sets forth certain information, as of March 19, 2018, regarding the Board of Directors and each NEO identified in the summary compensation table included elsewhere in this Proxy Statement.

Name and Age	Position Held	Director of the Company Since	Shares of Common Stock of the Company Beneficially Owned(1)		Percent
Nominees for Director
Class A (term to expire in 2021)
Dennis A. Suskind	Director, Vice	2002	69,183		*
Age 75	Chairman of the Board
Albert E. McCoy, Jr.	Director	2008	135,027		*
Age 54
Christian C. Yegen	Director	2015	104,420		*
Age 74
Matthew Lindenbaum	-	-	1,817,837	(2)	9.2
Age 55
Class B (term to expire in 2019)
Daniel Rubin	Director	2015	86,401	(3)	*
Age 69

Continuing Directors
Class B (term to expire in 2019)
Marcia Z. Hefter	Director, Chairperson	1989	90,587		*
Age 74	of the Board
Emanuel Arturi	Director	2008	61,257		*
Age 72
Rudolph J. Santoro	Director	2009	21,246		*
Age 73
Howard H. Nolan	Senior Executive Vice	2003	56,074	(4)	*
Age 57	President, Chief
	Operating Officer and
	Corporate Secretary,
	Director

Class C (term to expire in 2020)
Charles I. Massoud	Director	2002	22,389		*
Age 73
Raymond A. Nielsen	Director	2013	10,402		*
Age 67
Kevin M. O’Connor	President and Chief	2007	142,677	(5)	*
Age 55	Executive Officer,
	Director
Thomas J. Tobin	Director	1989	21,511		*
Age 73

Executive Officers
who are not Directors
Kevin L. Santacroce	Executive Vice		40,534	(6)	*
Age 49	President
	and Chief Lending
	Officer
James J. Manseau	Executive Vice		37,276	(7)	*
Age 54	President
	and Chief Retail
	Banking Officer
John M. McCaffery	Executive Vice		21,277	(8)	*
Age 53	President,
	Chief Financial Officer
	and Treasurer

All Directors, Director nominees and Executive Officers as a Group (16 persons)			2,738,097	(9)	13.8%

*	Represents less than 1%

(1)	Includes shares as to which a person (or his/her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date. See “Stock Ownership Guidelines” included in the Compensation Discussion and Analysis.
(2)	Represents the total shares of Common Stock collectively beneficially owned by Matthew Lindenbaum and Basswood Capital Management, LLC, with respect to which Mr. Lindenbaum serves as a Principal, Managing Member and Portfolio Manager. As described in the Schedule 13D/A filed on December 18, 2017 with the SEC with respect to the Company’s Common Stock, each of Basswood Capital Management, LLC, Matthew Lindenbaum and Bennett Lindenbaum may be deemed to be part of a “group” with such other reporting persons which would collectively beneficially own 2,427,591 shares of the Company’s Common Stock.
(3)	Director Rubin had pledged 14,957 shares of common stock as additional collateral for a loan.
(4)	Includes 14,452 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(5)	Includes 32,668 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(6)	Includes 13,501 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(7)	Includes 13,470 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(8)	Includes 10,111 shares of restricted stock subject to future vesting but as to which voting may currently be directed.
(9)	Includes 84,202 shares of restricted stock subject to future vesting but as to which voting may currently be directed.

The business experience of each of the Company’s directors, NEOs and persons nominated to be elected as directors, as well as the qualifications, attributes and skills that led the Board of Directors to conclude that each director should serve on the Board are as follows:

Directors

Marcia Z. Hefter

Ms. Hefter is senior counsel in the law firm Esseks, Hefter, Angel, Di Talia & Pasca, LLP located in Riverhead, New York. She is Chairperson of the Company’s Board of Directors and serves on the Compensation Committee. Ms. Hefter has been a Director of the Company since 1989 and a Director of the Bank since 1988. Ms. Hefter is a graduate of Boston University and New York University School of Law. Ms. Hefter’s background as a lawyer and long standing service as a Director provides the Board of Directors with a unique perspective and counsel in its oversight of the Company.

Dennis A. Suskind

Mr. Suskind is a retired General Partner of Goldman Sachs & Co.  He is Vice Chairperson of the Company’s Board of Directors and serves on the Audit Committee as a financial expert and as Chairperson of the Risk Committee and Corporate Governance and Nominating Committee. He has been a Director of the Company since 2002.  Mr. Suskind is also a Director of the Chicago Mercantile Exchange and serves as a member on its Audit, Compensation and Finance Committees and is Chairperson of its Risk Committee. Mr Suskind is also a board member of Navistar Corporation. His considerable experience in investment banking, capital markets and his service on the Board of Directors of another large publicly traded company are valuable to the Board of Directors in many ways, including its assessment of the Company’s sources and uses of capital.

Emanuel Arturi

Mr. Arturi is Executive Vice Chairman of Knowledgent Group Inc., a business and technology consulting company. Mr. Arturi previously was co-founder of BusinessEdge Solutions Inc., a national consulting firm specializing in financial services, communications and life science industries. He was appointed to the Company’s Board in January 2008 and is Chairperson of the Compensation Committee. He is a graduate of Montclair State University and Fairleigh Dickinson University. Mr. Arturi also serves on the board of McGann-Mercy High School in Riverhead, New York. Mr. Arturi’s business experience and familiarity with the communities served by the Company provide a broad business perspective to the Board of Directors.

Matthew Lindenbaum

Mr. Lindenbaum is Principal, Managing Member and Portfolio Manager of Basswood Capital Management, LLC. Mr. Lindenbaum previous served as Vice Chairman of Community National Bank (“CNB”) and was a director at CNB from 2005 to 2015. He has also served as a Director of Hudson Valley Holding Corp from 2014 to 2015. Mr. Lindenbaum is an experienced investor in community banks and his investor background and experience along with his service on the Board of Directors of other community banks are considered valuable attributes for service on the Board.

Charles I. Massoud

Mr. Massoud is President of Paumanok Vineyards located in Aquebogue, New York. Mr. Massoud serves as a member of the Audit Committee and Corporate Governance and Nominating Committee and has served as a Director of the Company since 2002. Mr. Massoud is a graduate of the Wharton School of the University of Pennsylvania and worked for IBM for nearly 20 years as a marketing executive. Mr. Massoud’s extensive knowledge of local markets, educational background, and business experience benefits the Board of Directors in its oversight of strategic planning and business development.

Albert E. McCoy, Jr.

Mr. McCoy is President of W. F. McCoy Petroleum Products Inc. and the McCoy Bus Company located in Bridgehampton, New York. Mr. McCoy is a member of the Compensation Committee and has served as a Director since April 2008. He is a graduate of George Washington University and a long standing shareholder of the Company. Mr. McCoy brings to the Board of Directors an extensive knowledge of local markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

Raymond A. Nielsen

Mr. Nielsen is the Director of Finance for the Beechwood Organization responsible for Project and Corporate Finance including Strategic Planning Initiatives. Mr. Nielsen is the former CEO of Reliance Federal Savings Bank, Herald National Bank, and a 45 year veteran of the banking industry. Mr. Nielsen is a member of the Compensation Committee and has served as a Director since November 2013. Mr. Nielsen also served as a director of North Fork Bancorporation and its subsidiary North Fork Bank for 6 years where he chaired the Compensation and Audit Committees and also served as lead independent director.  Mr. Nielsen’s extensive banking and real estate development experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Daniel Rubin

Mr. Rubin was a former member of the Board of Directors of Community National Bank (“CNB”) who was appointed to the Board in June 2015. Mr. Rubin is a founding Board Member of the former Community State Bank of Teaneck, New Jersey. His business experience includes a long tenure in the textile and fashion industry, as well as other entrepreneurial ventures. Mr. Rubin is a Board Member and past President of the United Jewish Appeal of Northern New Jersey and a former board member of Englewood Hospital and Medical Center in Englewood, New Jersey among other philanthropic affiliations. Mr. Rubin brings to the Board of Directors an extensive knowledge of the New York City and New Jersey real estate markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

Rudolph J. Santoro

Mr. Santoro is a retired Partner of Deloitte LLP, where he served as a National Industry Director of the Publishing and Media Industry. Mr. Santoro was appointed to the Board in June 2009 and serves as the Chairperson of the Audit Committee. Mr. Santoro is a graduate of Long Island University and is a Certified Public Accountant with approximately 38 years of public accounting experience. He also serves as Vice President of the Suffolk County Council of the Boy Scouts of America and as an Emeritus Board Member of Big Brother/Big Sisters of New York City. Mr. Santoro’s background in public accounting enhances the Board of Director’s oversight of financial reporting and disclosure issues.

Thomas J. Tobin

Mr. Tobin retired as President Emeritus and Special Advisor to the Board on March 2, 2010. Prior to January 1, 2008, Mr. Tobin was President and Chief Executive Officer, a position he held for 21 years. Mr. Tobin has served as a Director of the Company since 1989 and as a Director of the Bank since 1986. Mr. Tobin’s former position as President and Chief Executive Officer of the Company, extensive banking experience and knowledge of the communities served by the Company, provides a valuable resource to the Board of Directors.

Christian C. Yegen

Mr. Yegen was a former member of the Board of Directors of CNB who was appointed to the Board in June 2015. Mr. Yegen was also on the board of the former Community State Bank of Teaneck, New Jersey. His diverse business experience includes 16 years as the Chairman of Yegen Holdings Corp., which was eventually sold to an investor group. He holds an apartment portfolio of over 1,000 units, owned and managed in northeast New Jersey. He received his undergraduate degree from Brown University and is a graduate of New York University School of Law. Mr. Yegen brings to the Board of Directors an extensive knowledge of the New York City and New Jersey real estate markets and the communities served by the Company which gives him unique insights into the Company’s lending challenges and opportunities.

NEOs Who Are Directors

Kevin M. O’Connor

Mr. O’Connor is President and Chief Executive Officer of the Company. He joined the Company in October 2007 as President and Chief Executive Officer Designee and Director. On January 1, 2008, he became President and CEO. Prior to joining the Company, Mr. O’Connor served as Executive Vice President and Treasurer of North Fork Bancorporation, Inc. from 1997 through 2007. Mr. O’Connor is a graduate of Adelphi University. Mr. O’Connor’s background and extensive banking experience provides a valuable resource to the Board of Directors.

Howard H. Nolan

Mr. Nolan is Senior Executive Vice President, Chief Operating Officer and Corporate Secretary. He previously served as Chief Administrative & Financial Officer of the Company. Mr. Nolan is a Certified Public Accountant and joined the Board as a Director in 2003 and was appointed Chief Operating Officer in June 2006. Prior to 2006, Mr. Nolan was Vice President of Finance and Treasurer for Gentiva Health Services, Inc. and held various management positions at Long Island Savings Bank and was Senior Audit Manager at KPMG. Mr. Nolan is a graduate of Dowling College. Mr. Nolan’s background and extensive experience in operations, finance and accounting and knowledge of local markets provides a valuable resource to the Board of Directors.

NEOs Who Are Not Directors

James J. Manseau

Mr. Manseau is Executive Vice President and Chief Retail Banking Officer of the Company. Mr. Manseau joined the Company as Senior Vice President and Chief Retail Banking Officer in March 2008. Prior to joining the Company, Mr. Manseau served as a Divisional Senior Vice President with North Fork Bancorporation, Inc. and Capital One. Mr. Manseau is a graduate of the State University of New York at Farmingdale.

Kevin L. Santacroce

Mr. Santacroce is Executive Vice President and Chief Lending Officer of the Company. Mr. Santacroce joined the Company in March 1997 as Assistant Cashier and Credit Administrator. In January 2004, Mr. Santacroce was promoted to Senior Vice President and Chief Lending Officer. Mr. Santacroce is a graduate of Bryant University.

John M. McCaffery

Mr. McCaffery is Executive Vice President, Chief Financial Officer and Treasurer. Mr. McCaffery joined the Company in 2012 as Senior Vice President and Treasurer, was promoted to Executive Vice President in 2014 and appointed Chief Financial Officer in 2016. Prior to his service at the Company, McCaffery was the Treasurer of State Bank of Long Island. Mr. McCaffery is a graduate of Hofstra University.

DIRECTOR NOMINATIONS

The Board of Directors has established a Corporate Governance and Nominating Committee for the selection of Directors to be elected by the shareholders. Nominations of Directors to the Board are recommended by the Committee and determined by the full Board of Directors. The Board believes that it is appropriate to have the input of all Directors with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate, and the needs of the Company with respect to Board membership.

The Board has determined that, except as to Messrs. O’Connor and Nolan, each member of the Board is an “independent director” within the meaning of the corporate governance listing standards of the Nasdaq Stock

Market. Messrs. O’Connor and Nolan are not considered independent because they are employees of the Company. In reaching independence determinations of other Directors, the Board considered loans outstanding that were made on the same terms as available to others and as to the independence of Mr. Tobin, noted that the continuing compensation he receives from the Company for his prior employment as an executive officer, which employment ceased on March 2, 2010, is non-discretionary and not contingent on continuing service.

The Company’s Corporate Governance and Nominating Committee Charter outlines the nomination process and is available on the Company’s website, www.bnbbank.com. The Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Committee decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

•	Has the highest personal and professional ethics and integrity and whose values are compatible with those of the Company;
•	Has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	Is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;
•	Is familiar with the communities in which the Company operates and/or is actively engaged in community activities;
•	Is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and
•	Has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

While the Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity on the Board of Directors, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board of Directors.

Except for Mr. Lindenbaum, all nominees for director currently serve on the Board. Mr. Lindenbaum expressed his interest in serving on the Board of Directors in a communication with Marcia Hefter, the Board Chair. Basswood Capital Management LLC, of which Mr. Lindenbaum is Principal, Managing Member and Portfolio Manager, beneficially owns 12.3% of the Company’s common stock issued and outstanding.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY SHAREHOLDERS

The Board has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Board will consider candidates submitted by a shareholder. Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	The name and address of the shareholder as they appear on the Company’s books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	The name, address and contact information for the candidate, and the number of shares of Common Stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of shareholder ownership should be provided);

•	A statement of the candidate’s business and educational experience;

•	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	A statement detailing any relationship between the candidate and the Company;

•	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	Detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in “Advance Notice of Business or Nominations to Be Brought Before an Annual Meeting.”

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, Attention: Board Administration.

The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company’s principal executive officer, principal administrative officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website, www.bnbbank.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

BOARD MEETINGS AND COMMITTEES

The following three standing committees facilitate and assist the Board in executing its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Rudolph J. Santoro*	Emanuel Arturi*	Dennis A. Suskind*
Charles I. Massoud	Marcia Z. Hefter	Charles I. Massoud
Dennis A. Suskind Daniel Rubin	Albert E. McCoy, Jr. Raymond A. Nielsen Christian C. Yegen	Rudolph J. Santoro Raymond A. Nielsen
*Committee Chairperson

The business of the Board of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company and the Bank meets monthly, or more often as may be necessary. The Board of Directors of the Company and the Bank met seventeen times during 2017. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2017, including Board and Committee meetings of the Bank and the Company. Although it has no official policy, the Board strongly encourages each of its members to attend the Annual Meeting of Stockholders. All persons serving on the Board of Directors at the time of the Annual Meeting of Stockholders held on May 5, 2017 attended the meeting with the exception of Christian C. Yegen.

BOARD LEADERSHIP AND RISK OVERSIGHT

Board Leadership Structure

The Board historically has been chaired by an independent director, rather than the chief executive officer. The current chairperson is Ms. Marcia Hefter. The Board of Directors believes that the non-executive chair structure helps to distinguish the role of the chairperson, in managing the board, which in turn serves in an oversight capacity, from the responsibilities of the chief executive officer in managing the operations of the Company.

The Role of the Board in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. The Risk and Audit Committees assists the Board of Directors in its oversight of the Company’s corporate-wide risk management and in identifying, measuring, monitoring, and managing risks, and as to the Audit Committee in particular, material financial risks. The Bank’s Risk Committee receives regular reports from the Compensation, Credit, ALCO and Compliance Committees of the Board. In addition, the Enterprise Risk Management Committee “ERMC”, provides regular reports as to the actions taken by management to adequately address those risks.

THE AUDIT COMMITTEE

The Audit Committee consists of Directors Santoro (Chairperson), Massoud, Rubin and Suskind. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ® corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•	Retaining, overseeing and evaluating the Independent Registered Public Accounting Firm to audit the annual consolidated financial statements of the Company;

•	Overseeing the Company’s financial reporting processes in consultation with the Independent Registered Public Accounting Firm and the internal audit function;

•	Reviewing the annual audited consolidated financial statements, quarterly financial statements and the Independent Registered Public Accounting Firm’s report with management and the Independent

Registered Public Accounting Firm and recommending inclusion of the annual audited consolidated financial statements in the Company’s annual report on Form 10-K;

•	Maintaining direct lines of communication with the Board of Directors, management, internal audit staff and the Independent Registered Public Accounting Firm;

•	Overseeing the internal audit function and reviewing management’s administration of the system of internal accounting controls;

•	Approving all engagements for audit and non-audit services by the Independent Registered Public Accounting Firm; and

•	Reviewing the adequacy of the Audit Committee charter.

The Audit Committee met nine times during 2017. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has determined that Rudolph Santoro and Dennis Suskind are “Audit Committee Financial Experts” as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company’s website, www.bnbbank.com.

Management is responsible for the preparation of the Company’s consolidated financial statements and their assessment of the design and effectiveness of the Company’s internal control over financial reporting. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its responsibilities, the Audit Committee has:

•	Reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company’s audited consolidated financial statements for the year ended December 31, 2017;

•	Reviewed and discussed with the Independent Registered Public Accounting Firm all matters required to be discussed under Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB; and

•	Received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and filed with the SEC. In addition, the Audit Committee selected Crowe Horwath LLP to be the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2018, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Committee members:

Rudolph J. Santoro, Chairperson

Charles I. Massoud

Daniel Rubin

Dennis A. Suskind

The Compensation Committee

The Compensation Committee met eight times in fiscal year 2017. The Compensation Committee consists of Directors Arturi (Chairperson), Hefter, McCoy Jr., Nielsen, and Yegen. Each member is considered independent as defined in the NASDAQ® corporate governance listing standards. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website, www.bnbbank.com.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	Establish, review, and modify from time to time as appropriate the overall compensation philosophy of the Company;

•	Review, evaluate and recommend Company objectives relevant to the CEO’s compensation; evaluate CEO performance relative to established goals; and review, evaluate and recommend to the full Board of Directors, the CEO’s compensation;

•	Review, evaluate and recommend goals relevant to the compensation of the Company’s other executive management personnel; and review such officers’ performance in light of these goals and determine (or recommend to the full Board of Directors for determination) such officers’ cash and equity compensation based on this evaluation;

•	Review, evaluate and recommend, in consultation with the corporate governance committee, the compensation to be paid to directors of the Company and of affiliates of the Company for their service on the Board;

•	Administer the Company’s stock benefit plans; and

•	Review and oversee incentive compensation arrangements of the Bank to ensure they are balanced relative to incentives and risk objectives.

Compensation recommendations for the President and Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Lending Officer (“CLO”), Chief Retail Banking Officer (“CRO”) and Chief Financial Officer (“CFO”), collectively known as NEOs, are made by the Compensation Committee to the Board of Directors. Decisions regarding non-equity compensation for the other officers are made under the authority of the Company’s CEO. The Committee has engaged McLagan, an outside and independent national compensation consulting firm, to assist in the annual review of its incentive compensation arrangements for the NEOs and all other employee groups of the Bank. McLagan has not provided any other services for the Company.

At the request of the Committee, Compensation Committee meetings are regularly attended by the CEO, COO, and CFO. At each meeting, the Compensation Committee meets in executive session, which excludes executive management. The Compensation Committee’s Chairperson reports the Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance department support the Compensation Committee in its duties and, along with the CEO, COO, and CFO, may be delegated authority to fulfill certain administrative duties regarding the compensation programs.

In addition, the Committee engaged McLagan to assist in the review of potential risks stemming from the Company’s compensation programs. McLagan conducted a comprehensive review and evaluation of incentive plans covering all employees of the Company. The review included an evaluation of the design features of each plan, the governance and oversight aspects of each plan, the mix of cash and equity incentives opportunities, the use of performance metrics, the performance periods and time horizon of each plan, the various termination provisions associated with the plans, and other dimensions of the plans deemed relevant for the risk review process. McLagan reviewed the results of its assessment with the Committee and with management. Based on the results of the independent assessment by McLagan and the assessment of risks by the Committee, the Board has determined that the Company’s compensation policies, practices and programs do not promote excessive risk taking or pose risks that are reasonably likely to have a material adverse effect on Bridge Bancorp, Inc.

The Compensation Committee considered the independence of McLagan, in light of SEC rules and NASDAQ listing standards. The Committee requested and received a report from McLagan addressing the independence of McLagan and its consultants, including the following factors: (1) other services provided to us by McLagan; (2) fees paid by us as a percentage of Aon’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Committee; (5) any company stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Committee discussed these considerations and concluded that the work performed by McLagan and its consultants involved in the engagements did not raise any conflict of interest and that McLagan has served as an independent compensation consultant.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Directors Arturi (Chairperson), Hefter, McCoy, Jr., Nielsen, and Yegen. None of these directors was during 2017, or is formerly, an officer of the Company. During the year ended December 31, 2017, the Company had no “interlocking” relationships in which any executive officer of the Company is a member of the board of directors or compensation committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors or Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary goals of the Compensation Committee (“Committee”) for 2017 were consistent with its established philosophy of providing compensation arrangements for executive officers that are designed to attract and retain executives who can perform and manage the Company in the shareholders’ best interest. These compensation arrangements are designed to be aligned with the performance of the Company both on a short-term and long-term basis and are based on individual contributions and the Company’s performance.

Company Performance

Our Company, has experienced significant growth in assets and earnings over the past five years while maintaining very favorable credit quality.

In 2017, the management team continued to grow our Company and take advantage of opportunities available in our marketplace. The Committee views the performance in 2017 after adjusting for several one-time items, as a continuation of performance at a very high level as shown below:

•	Performance: Reported returns on average assets and equity for 2017 were 0.49% and 4.64% respectively, and the Company’s net income was $20.5 million, compared to $35.5 million reported in 2016. The 2017 results include several one-time charges recorded during the fourth quarter. The

Company executed on two major initiatives; a branch rationalization strategy and the finalization of the charter conversion from a national bank to a New York chartered commercial bank. These initiatives resulted in a charge of $5.2 million, after tax, in restructuring costs in the fourth quarter of 2017. In addition, the Company also recorded a charge in the fourth quarter of 2017 for $7.6 million from the reduction to net deferred tax assets related to the Tax Cuts and Jobs Act (“Tax Act”). The Company’s adjusted returns on average assets and equity for 2017 excluding these two charges net of income taxes were .79% and 7.53%, respectively.

•	Growth Strategy: The Company has continued its disciplined growth strategy delivering growth in both loans and deposits. During 2017, the Company experienced significant growth in loans of $502 million, or 19% and deposits increased $409 million, or 14%. At December 31, 2017, the Company had total assets of $4.4 billion, including $3.1 billion in loans, $3.3 billion in deposits and 44 branches from Montauk to Manhattan.

•	Credit Quality: The Company recognized net charge-offs of $8.0 million in the fourth quarter of 2017 and $8.2 million for the full year 2017, compared to net charge-offs of $0.4 million for the full year 2016. The elevated credit costs resulted primarily from the charge-off of loans and specific reserves associated with two specific relationships, coupled with the need to provide coverage for the sizable fourth quarter loan growth. In analyzing the charge-offs, management believes there are factors, both internal and external to these borrowers, which were unique to the relationships. At December 31, 2017, the Company’s nonperforming assets were $7.0 million or 0.16% of total assets, significantly better than peers.

•	Capital Management and Dividend Payments: The Company has attracted and retained access to the capital and debt markets, and generated capital through retained earnings, increasing stockholders’ equity $270 million since December 2013. This capital was deployed to support the growth associated with the acquisitions of FNBNY Bancorp Inc. and its wholly owned subsidiary First National Bank of New York in February 2014 and CNB in June 2015, as well as organic growth. In 2017, the Company paid four quarterly dividends to shareholders totaling $0.92 per share. This continues the Company’s long term trend of uninterrupted dividends.

•	Long-Term Performance: From January 1, 2013 to December 31, 2017, the Company’s tangible book value has increased $3.07 per share or 23% and the Company’s assets have grown $2.8 billion or 173% from approximately $1.6 billion to $4.4 billion.

Key Compensation Decisions – Executive Summary

Increased Base Salaries – Based upon a review of compensation paid to executives in the proxy peer group and in light of Company and individual performance for 2017, the Committee and Board adjusted salaries for 2018 for the NEOs as follows:

	2018	2017	% Increase
Kevin M. O’Connor	$625,000	$625,000	-%
Howard H. Nolan	$350,000	$340,000	3%
Kevin Santacroce	$350,000	$330,000	6%
John M. McCaffery	$350,000	$330,000	6%
James Manseau	$330,000	$310,000	6%

Payments Under the Short Term Incentive Plan: The primary performance vehicle for the Bank is the Short Term Incentive Program (“STIP”). The STIP is based 40% upon peer relative measures, 40% on absolute measures and 20% on board discretion. The peer relative measures require the Bank to achieve the 25th percentile for a threshold, or minimum payout, to occur. The target is the median or 50th percentile of peer performance and maximum is at the 75th percentile. For 2017, the Board determined STIP was awarded at 50% achievement which is between threshold and target performance compared to 74% achievement in 2016. In determining the discretionary 20% component, the Board considered the strong growth in loans (19%) and Deposits (14%), capital management, regulatory compliance, and the successful execution of two major initiatives; a branch rationalization strategy and the finalization of the charter conversion from a national bank to a New York chartered commercial bank. For 2017, the Plan awards were paid 70% in cash and 30% in restricted stock. Please see “Short Term Incentive Program” under the section “2017 Executive Compensation Components” for more details.

Long Term Incentive Plan: During 2017, in accordance with the Long Term Incentive Plan (“LTI Plan”), the Board granted long term stock awards including performance based awards. The awards are determined by the Committee and Board within a specified target range of between 30-50% of salary. The maximum award cannot exceed 150% of the target amount. The LTI Plan includes 60% performance vested awards and 40% time vested awards. The performance based awards are subject to adjustment up or down based upon the Company’s 3 year total shareholder return (“TSR”) relative to peer banks with threshold achievement based on the 25th percentile, target achievement based on the 50th percentile and maximum achievement based on the 75th percentile. The awards are in the form of restricted stock units (“RSUs”) and cliff vest after five years and require an additional two year holding period before the RSUs are delivered in shares of common stock. Please see “Long Term Stock Incentive Program” under the section “2017 Executive Compensation Components” for more details.

Chief Executive Officer Compensation:

•	Base Salary – In light of 2017 performance, Mr. O’Connor did not receive an increase in base salary for 2018. The Board increased Mr. O’Connor’s 2017 base salary 4.2% to $625,000 from $600,000 in 2016, in order to align his compensation with CEOs in the peer group and based on his individual performance and the performance of the Company for 2016.
•	STIP Award – For 2017, Mr. O’Connor earned a STIP award of 34% of base salary. This reflects personal achievement of 75% resulting in a downward adjustment of 11%, associated with asset quality performance, from his eligible amount of 45% based on the 50% board determined performance achievement. This also represents 38% of the overall maximum payout opportunity. The STIP Award of $210,950 is paid 70% in cash, and 30% in restricted stock that was granted in February 2018 and vests ratably over three years.
•	LTI Plan – As noted above, the Board approved the grant of equity in 2017. Mr. O’Connor’s 2017 grant was based on a target amount of 42.5% of his salary. Under the LTI Plan, the awards are granted in the form of restricted stock units (RSUs) with 60% performance vested (“PSUs”) based upon the achievement of target performance (50th percentile of peer banks) measured on the 3 Year Total Shareholder Return, and 40% time vested. Both vest on February 15, 2022 and require an additional two year holding period before the RSUs are delivered in shares of common stock.

Other Named Executive Officer Compensation:

•	Base Salaries – As noted above, the Board increased base salaries between 3% and 8% for the other executives during 2017.
•	STIP Award – Each of the officers listed below were impacted by the Company’s 2017 performance. Each received a STIP award between the threshold and target level and equal to 50% of the overall maximum opportunity, except for Mr. Santacroce whose personal achievement was 75% resulting in a downward adjustment to his award consistent with Mr. O’Connor. In a similar fashion, all STIP Awards are paid 70% in cash and 30% in restricted stock that vest ratably over three years.
•	LTI Plan - The other executives also participated in the LTI Plan described above with grants of equity in 2017.

The Summary Compensation Table includes the cash portion of the STIP award earned in 2017, based on 2017 performance and paid in 2018, and restricted stock awards and restricted stock units granted on February 2, 2017 based on 2016 performance as presented below:

				2017 Stock / RSU Awards
				STIP		Long Term
			2017 Cash							Total Stock
		2017 Cash	Incentive %							/ RSU
NEO	2017 Base Salary	Incentive	Salary	Shares	$	PSUs	$	RSUs	$	Awards	$

Kevin M. O'Connor	$625,000	$147,630	23.6%	5,597	$199,800	4,455	$153,000	2,857	$102,000	12,909	$454,800

Howard H. Nolan	$340,000	$71,400	21.0%	2,052	$73,240	2,018	$69,300	1,294	$46,200	5,364	$188,740

Kevin L. Santacroce	$330,000	$51,975	15.8%	1,959	$69,950	1,926	$66,150	1,235	$44,100	5,120	$180,200

John McCaffery	$330,000	$69,300	21.0%	1,896	$67,700	1,926	$66,150	1,235	$44,100	5,057	$177,950

James J. Manseau	$310,000	$65,100	21.0%	1,866	$66,600	1,834	$63,000	1,177	$42,000	4,877	$171,600

Shareholder Vote

At our 2017 annual meeting, 96.9% of our shareholders approved our “say-on-pay” resolution as to the executive compensation disclosed in last year’s proxy statement. The Company considered the shareholder advisory vote from the most recent annual meeting to be a positive endorsement of its current pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. As a result, the Compensation Committee retained its overall approach to executive compensation. The Company will continue to monitor the level of support for each say-on-pay proposal in the future and will consider this alongside other factors as it makes future executive compensation decisions.

Overview of the Compensation Plan

The Committee has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The goal of the Committee is for the total compensation awarded to, earned by, and paid to our NEOs and “covered employees” to be fair, reasonable and competitive and to comply with the regulatory guidance on Sound Incentive Compensation Policies (“SICP”). Covered employees included senior executives as well as other employees who, either individually or as part of a group, have the ability to expose the Company or Bank to material amounts of risk.

Compensation Philosophy and Objectives

The compensation philosophy, established by the Committee, provides broad guidance on executive compensation and, more specifically, the compensation of the NEOs and other covered employees. The incentive compensation plans are designed to be consistent with safety and soundness standards and the regulatory guidance on SICP. The Plans include consideration of the following key principles:

(1)	Incentive compensation arrangements should provide employees with incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company or Bank to imprudent risk;
(2)	These arrangements should be compatible with effective controls and risk management; and
(3)	These arrangements should be supported by strong corporate governance, including active and effective oversight by the Company’s Board of Directors.

The Committee engaged McLagan, as its independent compensation consultant to review the design of the Company’s compensation plans and associated policies and procedures in light of the compliance requirements of the SICP.

The compensation philosophy includes:

•	Aligning shareholder value with compensation;
•	Providing a direct and transparent link between our performance and pay for the NEOs;
•	Aligning the interests of the Company’s senior executive officers with that of the shareholders through performance based incentive plans;
•	Making wise use of the Company’s equity resources to ensure compatibility between management and shareholder interests; and
•	Awarding total compensation that is both reasonable and effective in attracting, motivating, and retaining key executives.

The compensation objectives of the Company and Bank, subject to experience and achieving plan performance, are to:

•	Pay base salaries to the Company’s senior executives at a level consistent with the Company’s performance related to the Company’s selected peer group (the market);
•	Provide total cash compensation (salary and cash incentive compensation) to the Company’s senior executives at a level consistent with performance related to market;
•	Provide total direct compensation (the sum of salary, cash incentives and equity incentives) at a level consistent with performance related to market, based on planned and cumulative performance;
•	Align senior management’s interest with that of shareholders by ensuring equity is a meaningful part of total incentive compensation; and
•	Comply with the SICP.

For NEOs, compensation comparisons are based on a peer group of banks, taking into consideration asset size, geographic location, and performance as well as internally developed goals. However, reasonable exceptions to this market comparison methodology are considered as appropriate by the Compensation Committee.

In addition, the Company’s compensation philosophy is to provide retirement benefits that are competitive with market practice. The Compensation Committee of the Board annually reviews the administration of the compensation plans.

We have considered the most recent shareholder say-on-pay advisory vote in determining compensation policies and decisions. In light of strong stockholder support, the Committee concluded that no material revisions were necessary to our executive officer 2017 compensation program. The Committee annually assesses the Company’s compensation program to ensure alignment with the strategic plan and overall risk profile.

Risk Assessment Process to Determine Covered Employees

Our management has reviewed all job positions to determine which positions have the ability to expose us to material risks. In determining whether an employee, or group of employees, may expose us to material risk, management considered the full range of inherent risks arising from or generated by, the employees’ activities, including Credit/Asset Quality, Asset Liability/Interest Rate Risk, Liquidity, Operational/Transactional, Compliance/Legal, Reputation and Strategic risks.

Risks are considered to be material if they are material to the Company or Bank, or a business line or operating unit of the Bank that is itself material to the Company or Bank.

Principle 1: Balanced Risk Taking Incentives

All covered employees’ incentive plans were evaluated to determine if the plans appropriately balance risk and financial results in a manner that does not encourage imprudent risks.

Principle 2: Compatibility with Effective Controls and Risk Management

The Bank’s risk management processes and internal controls reinforce and support the development and maintenance of balanced incentive compensation arrangements. These processes and controls include documentation to permit an audit of the effectiveness of the Bank’s process for establishing, modifying and monitoring incentive compensation arrangements.

Principle 3: Strong Corporate Governance

Our incentive compensation plans are supported by strong corporate governance, including active and effective oversight by the Compensation Committee and Board. In addition, the Compensation Committee reviews all incentive plans and has hired an independent compensation consultant, McLagan, to assess the incentive compensation arrangements for compliance with SICP. The Committee receives information and analysis from McLagan and management to allow the Committee and Board to assess whether the overall design and performance of the incentive compensation arrangements are consistent with the Company’s and Bank’s safety and soundness.

Role of CEO in Compensation Decisions

The CEO does not attend portions of the Committee and Board meetings during which his performance is being evaluated or his compensation is being determined. The CEO provides recommendations to the Committee and Board on the other NEOs compensation. The Committee recommends and the Board approves all compensation decisions for the CEO as well as the other NEOs and approves recommendations regarding equity awards to certain officers of the Company. The NEOs annually review the performance and recommend compensation for senior management of the Company who are not NEOs.

Setting Executive Compensation

Based on the foregoing philosophy and objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and equity compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, McLagan’s annual review provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the NEOs and on the recommendations being made by the Company’s management for other key executives. In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded financial institutions that are comparable in asset size and performance (collectively, the “Compensation Peer Group”). When selecting the peer group, peer bank performance is taken into consideration. The key performance measures used in selecting the Company’s peer group are:

•	Asset Size
•	Geographic Location
•	Core Return on Average Equity (“ROAE”)
•	Non-Performing Assets as a Percentage of Total Assets
•	Loan Portfolio Focused on Commercial Lending

The Compensation Peer Group was reviewed by the Committee in 2016, and changes were made to replace previous peer banks that were acquired. Not all companies in the Compensation Peer Group reported data for each of our executive positions. The twenty two companies comprising the Compensation Peer Group used to set fiscal year 2017 pay levels and to assess relative total shareholder return for 2017 restricted stock unit grants for the NEOs follows:

Compensation Peer Group
Brookline Bancorp, Inc.	Hingham Institution for Savings
Bryn Mawr Bank Corporation	Lakeland Bancorp, Inc.
Camden National Corp.	Meridian Bancorp Inc.
Century Bancorp	OceanFirst Financial Corp.
ConnectOne Bancorp	Oritani Financial Corp.
Dime Community Bancshares	Peapack-Gladstone Financial
Eagle Bancorp	Sandy Spring Bancorp Inc.
Enterprise Bancorp, Inc	Tompkins Financial Corporation
First Connecticut Bancorp, Inc.	Univest Corporation of Pennsylvania
First of Long Island Corporation	Washington Trust Bancorp Inc.
Flushing Financial Corp.	WSFS Financial Corp.

Market compensation comparisons were based primarily on information from the Compensation Peer Group. Market data was aged by an annualized factor of 3.0% to adjust for the historical nature of the data.

Each NEO’s current compensation was compared to the median of the applicable benchmark position within the Compensation Peer Group. Overall base pay and the targeted level of total direct compensation was competitive with the market median (+/- 15% on average). A significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Committee’s recommendations on granting restricted stock awards are based on the evaluation of the Company’s performance in connection with year-end results, the individual’s accomplishments and the position held by the individual. The NEOs are parties to employment and/or change in control agreements which are described elsewhere in this Proxy statement.

2017 Executive Compensation Components

For fiscal year ended December 31, 2017, the principal components of compensation for NEOs were:

•	Base salary
•	Short term incentive program
•	Long term equity incentive compensation
•	Retirement and other benefits
•	Perquisites and other personal benefits

Base Salary

The Company provides NEOs and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will generally reflect +/- 15% of the market 50th percentile. The annual salary of the NEOs is reviewed annually by the Compensation Committee and Board of Directors. Base salaries for the NEOs for 2017 and 2016 follows:

	2017	2016	% Change
Kevin M. O’Connor	$625,000	$600,000	4%
Howard H. Nolan	$340,000	$330,000	3%
Kevin Santacroce	$330,000	$315,000	5%
John M. McCaffery	$330,000	$305,000	8%
James Manseau	$310,000	$300,000	3%

The increases in 2017 base salaries addressed individual performance as well as the general shortfall to market and brought the NEOs into alignment with the base salaries of the proxy peers.

Short Term Incentive Program

Each NEO has an incentive opportunity defined by a target incentive and range that is based on their role and competitive market practice. Incentive targets/ranges are expressed as a percentage of base salary and determined based on competitive market practice for similar roles in similar organizations. The Board established the financial performance targets to be used in establishing awards under the STIP for fiscal 2017, as well as the percentage of base salary that can be earned by each category of officer based on the achievement of targets. The Plan is structured as follows:

Goals Relative to Peers	Weighing %
Core ROAE	30%
Core Operating Expense to Average Assets	10%
Total Relative Goals	40%

Board Defined “Absolute” Goals
Core EPS	20%
NPA to Assets	10%
Net Chargeoffs to Avg Loans	10%
Total Absolute Goals	40%

Board Discretion	20%
Total	100%

The “relative” peer goals are measured using the trailing twelve months of performance as of September 30. The “absolute” goals are established by the Board and are measured based on the year ended December 31, 2017. The remaining 20% is determined at the discretion of the Board. The Company also maintains a STIP for all other employees based on absolute goals approved by the Committee and Board. The NEOs have agreed that their performance achievement will not exceed the performance achievement of the other employee STIP. The “Core” goals above are consistent with the core measures presented in the Company’s earnings’ releases and exclude non recurring costs and income items. We set our threshold, target and maximum performance levels as follows for the Core ROAE and Core Operating Expense to Average Assets relative peer measures:

•	Threshold Performance:	25th percentile
•	Target Performance:	50th percentile
•	Maximum Performance:	75th percentile

In order to earn a minimum payout, the Company’s performance achievement must equal or exceed the threshold level. If none of the performance criteria are achieved, no short term incentive is earned under the Plan. However, the Compensation Committee may at its discretion, recommend to the Board awards it considers reasonable. For 2017, Bridge Bancorp’s performance achievement was as follows:

Relative Measures*	Weightings	Threshold	Target	Max	BDGE at 12/31/17	% of Max Achieved	BDGE Achievment
Core ROAE	30%	8.23%	9.59%	10.93%	8.72%	45%	14%
Core Operating Expenses/Average Assets	10%	2.40%	2.05%	1.53%	2.00%	70%	7%
	40%						21%
Absolute Measures
Core EPS	20%	$1.75	$1.85	$2.00	$1.69	0%	0%
NPA's to Assets	10%	0.40%	0.25%	0.10%	0.16%	87%	9%
Net Charge-offs/ Avg Loans	10%	0.15%	0.10%	0.05%	0.30%	0%	0%
	40%						9%

Quantitative measures	80%						30%

Board Discretion	20%						20%

Total Achievement	100%						50%

* Relative measures based on Twelve Months Ending 9/30/17

The Company’s achievement for the relative peer measures reflects Core ROAE at the 32nd percentile and Operating Expense to Average Assets at the 53rd percentile. In determining the discretionary 20% component, the Board considered the strong growth in loans (19%) and Deposits (14%), capital management, regulatory compliance, and the successful execution of two major initiatives; a branch rationalization strategy and the finalization of the charter conversion from a national bank to a New York chartered commercial bank. The Board awarded 20% of the discretionary component resulting in total achievement of 50% and the following payout % of base salary for each NEO:

	Payout Opportunity as a % of Base Salary			Actual Payout
NEO	Threshold %	Target %	Maximum %	% of Base Salary

Kevin M. O’Connor	30%	60%	90%	34%
Howard H. Nolan	20%	40%	60%	30%
Kevin L. Santacroce	20%	40%	60%	23%
James J. Manseau	20%	40%	60%	30%
John M. McCaffery	20%	40%	60%	30%

As described in the proxy filed in 2017, the 2016 Plan had the same five performance goals noted above; two relative measures vs. the compensation peer group: return on average equity, operating expense to average assets, and three absolute measures determined by the Board: core earnings per share, nonperforming assets as a percentage of total assets, and net charge-offs to average assets. The Company achieved 74% of the maximum incentive opportunity in 2016 and these results determined the dollar value of the equity awards granted in 2017.

In order to further ensure that the Company’s compensation programs do not encourage undue and unnecessary risks and promote a long-term outlook among the NEOs, the Committee and Board determined that the amount earned under the Short Term Incentive Plan (“STIP”) will be paid partially in cash and partially in restricted stock awards. For 2017, the NEOs were given the choice by the Committee to elect 70% cash and 30% restricted stock awards or 50% cash and 50% restricted stock awards. For 2017, all NEOs elected 70% cash and 30% restricted stock awards. For 2016 the amount earned under the STIP was paid partially (50%) in cash and partially (50%) in restricted stock awards. For 2017, each restricted stock award granted in 2018 vests ratably over three years. Dividends are paid on unvested restricted stock awards. The incentive compensation earned by NEOs for the years ended December 31, 2017 and 2016, respectively, reflecting the impact of performance achievements is as follows:

	Incentive Compensation Earned for the Years Ended December 31,
	2017			2016
		Restricted			Restricted
	Cash	Stock	Total	Cash	Stock	Total
Kevin M. O'Connor	$147,670	$63,280	$210,950	$199,800	$199,800	$399,600
Howard H. Nolan	$71,400	$30,600	$102,000	$73,250	$73,250	$146,500
Kevin L. Santacroce	$51,975	$22,275	$74,250	$69,950	$69,950	$139,900
James Manseau	$65,100	$27,900	$93,000	$66,600	$66,600	$133,200
John M. McCaffery	$69,300	$29,700	$99,000	$67,700	$67,700	$135,400

The 2016 restricted stock awards noted in the table above are included in the 2017 Summary Compensation Table under the heading “Stock Awards.”

Long Term Stock Incentive Program

The 2012 Stock-Based Incentive Plan (“2012 SBIP”), which was approved by the Company’s stockholders at the 2012 Annual Meeting of Stockholders, gives the Board the latitude to provide incentives and rewards to employees and Directors who are largely responsible for the success and growth of Bridge Bancorp, Inc. and its affiliates, and to assist all such entities in attracting and retaining experienced and qualified Directors, executives and other key employees.

Stock options may be either incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits. All options have an exercise price that is not less than the market value of the Company’s Common Stock on the date of the grant. Historically, stock based awards under the Company’s plans have either been stock options or shares of restricted stock (which are shares of Common Stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date).

The vesting of restricted stock depends upon the executives continuing to render services to the Company. Restricted stock awards carry dividend and voting rights from the date of grant. Restricted shares are forfeited if the award holder departs the Company before vesting. Options have no value unless the Company’s stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company’s stock. The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of the Company’s performance in connection with year end results, the individual’s accomplishments, the position held by the individual and the individual’s overall compensation compared to the Company’s compensation peer group.

As discussed previously, in 2014 the Compensation Committee and Board re-designed the LTI Plan for the NEOs to include performance based awards. The awards are in the form of restricted stock units (“RSUs”) and are discretionarily determined by the Committee and Board within a specified target range of between 30-50% of salary. The maximum award cannot exceed 150% of the target amount. The LTI Plan includes 60% performance vested awards based on 3-year relative Total Shareholder Return (“TSR”) to the proxy peer group and 40% time vested awards. The performance based awards are subject to adjustment up or down based upon the Company’s 3 year TSR relative to peer banks with threshold achievement based on the 25th percentile, target achievement based on the 50th percentile and maximum achievement based on the 75th percentile. The awards cliff vest in five years and require an additional two year holding period before the RSUs are delivered in shares of common stock. Dividends on unvested RSUs accrue to the executive in the form of additional RSUs and are subjective to forfeiture prior to vesting. The Summary Compensation Table includes the February 2017 grant of 19,957 RSUs with 60% or 12,159 in performance based stock units (“PSUs”), and 40% or 7,798 in time vested RSUs in each case relating to 2016 performance. Both vest on February 15, 2022 and require an additional two year holding period before the RSUs are delivered in shares of common stock.

Retirement and Other Benefits

The Bank maintains a 401(k) plan (the “401(k) Plan”) for the benefit of its employees. During 2017, the Bank matched 100% of the employee’s contributions up to 1% of pay plus 50% of the employee‘s contributions that exceed 1% but are less than 6% of pay (a maximum company match of 3.5% of pay). All employees, including the NEOs, can defer a minimum of 1% and a maximum of 100% of their annual income as long as the deferred compensation does not exceed Internal Revenue Service (IRS) limits. In addition, employees at Tier 2 and Tier 3 (Tiers described below) may receive a discretionary profit sharing benefit.

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the “Pension Plan”) for eligible employees. All employees hired before October 1, 2012 that are at least age 21 and have completed at least one year of service are eligible to participate in the Pension Plan. The Pension Plan provides for a benefit for each participant according to the Tier the employee belongs to as outlined below. Compensation used to determine benefits are all wages, tips, and other compensation as reported on form W-2, such as any amounts which are treated as salary reduction contributions under a 401(k) plan, a cafeteria plan or a qualified flexible benefits plan. The Normal Benefit Form is a Single Life Pension with 60 payments guaranteed. There are a number of optional forms of benefit available to the participants, all of which are adjusted actuarially. Participants are eligible for early retirement upon attaining age 55. As required by law, the Pension Plan is covered by the insurance program of the Pension Benefit Guaranty Corporation.

Tier 1 – NEOs and Certain Employees Who Met Specified Age and Service Requirements

•	These employees’ benefits under the Pension Plan are 1.50% of the participant’s average annual compensation multiplied by creditable service (up to 35 years); plus 1.00% of the participant’s average annual compensation multiplied by creditable service (in excess of 35 years); minus 0.49% of the participant’s average annual compensation in excess of Covered Compensation multiplied by creditable service (up to 35 years). The employee’s average annual compensation is determined using the highest average compensation during five consecutive years of employment or all years of employment, if less than five.

Tier 2 – All Other Employees Hired before October 1, 2012

•	These employee’s benefits under the Pension Plan are their accrued benefits determined using the Tier 1 formula above, but frozen for increases in service and compensation as of December 31, 2012. In addition, these employees receive benefits under the Pension Plan using a cash balance formula for all plan years beginning after December 31, 2012. The “Pay credits” under the cash balance formula are 3.75% of annual compensation for employees with less than 15 years of service and 5% of annual compensation for employees with more than 15 years of service. The “interest credits” are determined by multiplying the employee’s hypothetical account balance as of the beginning of a plan year by the actual dollar-weighted rate of return on plan investments during that plan year.

Tier 3 – All Employees Hired on or after October 1, 2012

•	These employees are excluded from the Pension Plan.

The Bank has a Supplemental Executive Retirement Plan (the “SERP”), under which additional retirement benefits are accrued for the CEO and COO. Under the defined benefit component of the SERP, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Pension Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is actually entitled to under the Pension Plan at normal retirement. Under the defined contribution component of the SERP, the amount of the supplemental retirement benefit is the difference between (i) the total matching contribution that would have been contributed by the Bank to the executive’s account under the 401(k) Plan based on the executive’s compensation, without taking into account limitations on compensation and annual benefits; and (ii) the maximum amount that could have been contributed to the executive’s account under the 401(k) Plan with respect to such compensation.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The NEOs are provided use of company automobiles and participation in the plans and programs described above. Attributed costs of personal benefits described for the NEOs for the fiscal year ended December 31, 2017 are included in the “All Other Compensation” column of the “Summary Compensation Table.”

The Company and the Bank have entered into employment agreements with Messrs. O’Connor, Nolan, Santacroce, McCaffery and Manseu which are described under the heading “Employment Agreements.”

Tax Implications

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table, with the exception of the executive listed as a result of serving as the principal financial officer. Compensation that is “qualified performance-based compensation” under the Internal Revenue Code’s definition is exempt from this limit.

The Tax Act, enacted on December 22, 2017, significantly modified Section 162(m) of the Internal Revenue Code. The Tax Act eliminated the “qualified performance-based compensation” exception to the deductibility limitation under Section 162(m) for tax years commencing after December 31, 2017. The Tax Act provides “grandfathered” treatment for qualified performance-based compensation in excess of $1 million that meets the requirements of Section 162(m), is payable pursuant a written binding contract in effect as of November 2, 2017, and is not modified in any material respect. In addition, the Tax Act expands the definition of “covered employee” to include the principal financial officer as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016.

Our restricted stock grants subject to performance vesting awarded during the year ended December 31, 2017 (and in prior years) are expected to continue to qualify as performance-based compensation that is exempt from the deductibility limitation under Section 162(m). A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible in all circumstances.

The Compensation Committee will consider the impact of the Tax Act on the design of the Company’s executive compensation programs going forward. However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the objectives of the executive compensation programs and our compensation philosophy.

After considering these factors, the Compensation Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

Clawback Policy

In February 2009, the Committee adopted a clawback policy, to recover certain incentive payments paid to the Company’s NEOs if (1) the payments or awards were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, and (2) the amount of the incentive compensation, as calculated under the restated financial results, is less than the amount actually paid or awarded under the original financial results.

Stock Ownership Guidelines

The Board of Directors believes that it is in the best interest of the Company and its shareholders to align the financial interests of Company executives and directors with those of shareholders. In March 2011, Stock Ownership Guidelines were implemented for NEOs and Directors of the Company that require the following minimum investment in Company common stock:

Directors:	$100,000
NEOs:	One times (1.0x) annual base salary

Stock holdings are expected to be achieved within three (3) years of the implementation of the ownership guidelines or the starting date of the individual, whichever is later. Stock ownership for NEOs and Directors will be reviewed annually as part of the annual executive performance evaluation process and as part of the Board review. These guidelines will allow for extenuating circumstances and discretion in the evaluation process. The Compensation Committee shall be responsible for the periodic review of the policy. Any changes to the policy will require the approval of the Board of Directors. The Committee monitors executives’ ownership annually.  At this time, all Directors and NEOs have achieved their target stock ownership guidelines.

Pledging Policy

Directors, officers and other employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where a person wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Emanuel Arturi, Chairperson
Marcia Z. Hefter
Albert E. McCoy, Jr.
Raymond A. Nielsen
Christian C. Yegen

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid to the NEOs for the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non- Equity Incentive Plan Compen- sation (3)	Change in Pension Value and Nonqualified Deferred Compen- Sation Earnings (4)	All Other Compen -sation (5)	Total
Kevin M. O’Connor	2017	$625,000	-	$454,800	$147,670	$358,046	$54,744	$1,640,260
President & Chief	2016	$600,000	-	$354,900	$199,800	$228,214	$57,039	$1,439,953
Executive Officer	2015	$515,000	-	$293,713	$154,500	$103,849	$65,092	$1,132,154

Howard H. Nolan	2017	$340,000	-	$188,740	$71,400	$185,985	$32,116	$818,241
Senior Executive Vice	2016	$330,000	-	$161,455	$73,240	$126,265	$34,231	$725,191
President & Chief Operating Officer	2015	$305,000	-	$130,939	$67,100	$57,878	$43,842	$604,759

Kevin L. Santacroce	2017	$330,000	-	$180,200	$51,975	$121,501	$30,188	$713,864
Executive Vice	2016	$315,000	-	$154,355	$69,950	$ 65,992	$31,787	$637,084
President & Chief	2015	$300,000	-	$121,459	$60,000	-	$31,862	$513,321
Lending Officer
James J. Manseau	2017	$310,000	-	$171,600	$65,100	$73,347	$32,491	$652,538
Executive Vice	2016	$300,000	-	$151,355	$66,600	$46,906	$33,686	$598,547
President & Chief	2015	$285,000	-	$121,459	$57,000	$20,750	$34,984	$519,193
Retail Banking
Officer

John M. McCaffery	2017	$330,000	-	$177,950	$69,300	$51,545	$25,877	$654,672
Executive Vice	2016	$305,000	-	$151,355	$67,700	$34,983	$24,839	$583,877
President & Chief	2015	$285,000	-	$119,484	$57,000	$57,189	$23,901	$542,574
Financial Officer

(1)	Includes voluntary salary deferrals under the Company’s 401(k) Plan.
(2)	The amounts in this column reflect the aggregate grant date fair value, computed in accordance with FASB ASC No. 718, of restricted stock awards and performance-based restricted stock units pursuant to the LTI Plan and STIP. Assumptions used in the calculation of these amounts are included in footnote 15 to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K. Under the LTI Plan, awards are granted in the form of restricted stock units, with 60% of an executive’s restricted stock units subject to performance-based vesting and 40% subject to time-based vesting. The 2017 awards granted are based on 2016 performance. Included in this column are dollar amounts assuming vesting of performance based restricted stock units at target achievement as follows: Mr. O’Connor $153,000, Mr. Nolan $69,300, Mr. Santacroce $66,150, Mr. Manseau $63,000 and Mr. McCaffery $66,150. Assuming vesting of performance-based restricted stock units granted in 2017 at the maximum level of 150% of target, the grant date fair value of these performance-based awards would have been as follows: Mr. O'Connor - $229,500; Mr. Nolan - $103,950; Mr. Santacroce - $99,225; Mr. Manseau - $94,500; and Mr. McCaffery - $99,225. The number of performance-based units are determined on the third anniversary of the date of grant, based on the three year total shareholder return, and are then subject to an additional two-year cliff vesting schedule and an additional two-year post-vesting holding period. Under the STIP, restricted stock awards are subject to time-based vesting, and the vesting schedule for awards under the LTI Plan and the STIP are described in the “Outstanding Equity Awards at Fiscal Year-End” table below.
(3)	The amounts represent cash awards under the STIP. See discussion of “Short Term Incentive Plan” in the above Compensation Discussion and Analysis.
(4)	Based on the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2017, 2016, and 2015, respectively. Reflects change in present value of accumulated benefits under the pension plan and SERP for each NEO except Mr. Santacroce, Mr. Manseau and Mr. McCaffery, which reflects change in pension plan value only.
(5)	Details of the amounts reported in the “All Other Compensation” column for 2017 are provided in the table below.

	Itemization of All Other Compensation
	of Summary Compensation Table For 2017
		Dividends on
	401(k) Contribution	Restricted Stock	Auto	Total

Kevin M. O'Connor	$9,450	$38,784	$6,510	$54,744

Howard H. Nolan	$9,450	$17,657	$5,009	$32,116

Kevin L. Santacroce	$9,450	$16,620	$4,118	$30,188

James J. Manseau	$9,450	$16,456	$6,585	$32,491

John M. McCaffery	$9,450	$9,731	$6,696	$25,877

EMPLOYMENT AGREEMENTS

Kevin M. O’Connor

In 2007, the Company entered into an employment agreement with Mr. O’Connor, President and Chief Executive Officer, and a Director of the Company and the Bank, the term of the agreement is two years, renewing daily, so that the remaining term is twenty-four months, unless notice of non-renewal is provided to the executive. If his employment is terminated, his service on the Boards also terminates. Base salary is reviewed annually and can be increased but not decreased. If Mr. O’Connor voluntarily terminates his employment, or his employment is terminated for cause, no benefits are provided under the agreement. In the event (i) of the executive’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “constructive termination,” including a reduction in the executive’s duties, responsibilities or pay, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the continuation of insurance coverage for twenty-four months.

In the event of a Change in Control, regardless of whether the executive’s employment terminates, Mr. O’Connor is entitled to a severance benefit equal to:

•	Three times his taxable income for the calendar year preceding the change in control;
•	Insurance coverage for three years following a termination of employment; and
•	Reimbursement for any excise taxes due on such payments and for the taxes due on such reimbursement.

Except in the event of a change in control, following termination of employment Mr. O’Connor is subject to non-compete restrictions.

Howard H. Nolan, Kevin L. Santacroce, James J. Manseau and John M. McCaffery

Mr. Nolan, Senior Executive Vice President, Chief Operating Officer and a member of the Board of Directors of the Bank and the Company, Mr. Santacroce, Executive Vice President, Chief Lending Officer of the Bank and the Company, Mr. Manseau, Executive Vice President, Chief Retail Banking Officer of the Bank and the Company, and Mr. McCaffery, Executive Vice President, Chief Financial Officer of the Bank and the Company, entered into substantially similar employment agreements with the Company and the Bank.

Mr. Nolan’s employment agreement, which was entered into on June 25, 2015, was most recently amended on March 9, 2018. Messrs. Santacroce, Manseau and McCaffery entered into employment agreements with the Company and Bank on March 9, 2018 and the employment agreements superseded and replaced their prior change in control agreements. The term of each employment agreement is two years, renewing daily, so that the remaining term is twenty-four months, unless notice of non-renewal is provided to the executive. Base salary is reviewed annually and can be increased but not decreased.

If an executive voluntarily terminates his employment without “good reason,” or if the executive’s employment is terminated for cause, no benefits are provided under the agreement.

In the event of (i) the executive’s involuntary termination for any reason other than disability, death, retirement or termination for cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or base salary, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to twenty-four months base salary and the value of continued health and medical insurance coverage for twenty-four months, payable within ten business days following the date of termination of employment.

In the event of (i) the executive’s involuntary termination for any reason other than cause, or (ii) the executive’s resignation upon the occurrence of certain events constituting “good reason,” including a reduction in the executive’s duties, responsibilities or pay, within two years (one year for Mr. Nolan) following a change in control, the executive would be entitled to a severance benefit equal to a cash lump sum payment equal to three times the sum of base salary and the highest annual bonus earned in the prior three years, and the value of continued health and medical insurance coverage for thirty-six months, payable within ten business days following the date of termination of employment. Each employment agreement provides that the executive’s cash severance will be reduced to the limitation under Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) only if this will result in the executive receiving a greater total payment as measured on an after-tax basis.

Except in the event of a change in control, following termination of employment each executive is subject to non-competition restrictions.

GRANTS OF PLAN BASED AWARDS

The following table sets forth certain information pertaining to grants of Plan Based Awards to the NEOs during 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: number of shares or	Grant date fair value of stock
Name	Grant Date	Threshold (a)	Target (b)	Maximum (c)	Threshold (#)	Target (#)	Maximum (#)	units(3) (#)(d)	awards(4) (e)

K. O’Connor	02/02/17	$93,750	$187,500	$281,250	—	—	—	—	—
	02/02/17	—	—	—	—	—	—	5,597	$199,800
	02/02/17	—	—	—	—	—	—	2,857	$85,166
	02/02/17	—	—	—	2,228	4,455	6,682	4,455	$127,768

H. Nolan	02/02/17	$34,000	$68,000	$102,000	—	—	—	—	—
	02/02/17	—	—	—	—	—	—	2,052	$73,240
	02/02/17	—	—	—	—	—	—	1,294	$38,573
	02/02/17	—	—	—	1,009	2,018	3,026	2,018	$57,876

K. Santacroce	02/02/17	$33,000	$66,000	$99,000	—	—	—	—	—
	02/02/17	—	—	—	—	—	—	1,959	$69,950
	02/02/17	—	—	—	—	—	—	1,235	$36,815
	02/02/17	—	—	—	963	1,926	2,889	1,926	$55,237

				,
J. Manseau	02/02/17	$31,000	$62,000	$93,000	—	—	—	—	—
	02/02/17	—	—	—	—	—	—	1,866	$66,600
	02/02/17	—	—	—	—	—	—	1,177	$35,086
	02/02/17	—	—	—	917	1,834	2,751	1,834	$52,599

J. McCaffery	02/02/17	$33,000	$66,000	$99,000	—	—	—	—	—
	02/02/17	—	—	—	—	—	—	1,896	$67,700
	02/02/17	—	—	—	—	—	—	1,235	$36,815
	02/02/17	—	—	—	963	1,926	2,889	1,926	$55,237

(1)	Amounts shown in column (a) reflect the minimum cash payout level under the Company’s Short-Term Incentive Plan which is 50% of the target amount shown in column (b). The amount shown in column (c) is 150% of such target amount. These amounts are based on the individual’s 2017 salary and position and represent 50% of the total short term incentive plan award. The remaining 50% are paid out in restricted stock, which vests over five years with one third in each of years 3 through 5.
(2)	The amount of each performance-based restricted stock unit is contingent upon satisfying a performance-based target as of February 2, 2020. If the performance objectives are met or exceeded, the number of shares earned vest 100% on February 15, 2022, but will become 100% vested earlier upon death or disability, and the shares of Company common stock will be issued to the executive on February 15, 2024. The awards were made under the LTI Plan.
(3)	The amounts shown in column (d) reflect the number of shares of restricted stock granted to the NEO pursuant to the Company’s 2012 Stock-Based Incentive Plan in 2017, based on 2016 performance. The restricted shares include awards granted under the short term incentive plan and long term discretionary award.
(4)	The amounts included in column (e) reflect the full grant date fair value of the restricted stock awards calculated in accordance with FASB ASC No. 718, based on attaining the performance at the target level.

OPTIONS EXERCISES AND STOCK VESTED

The following table sets forth information regarding the value realized by our NEOs on option exercises and stock awards vested during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise( #)	Value realized on exercise($)	Number of Shares acquired on vesting (#)	Value Realized on vesting ($)(1)
K. O’Connor	-	-	8,441	$304,298
H. Nolan	-	-	4,125	$148,706
K. Santacroce	-	-	3,750	$135,188
J. Manseau	-	-	3,750	$135,188
J. McCaffery	-	-	1,096	$39,511

(1)	Based on the closing price of our common stock on the respective vesting dates.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information pertaining to outstanding equity awards held by the NEOs as of December 31, 2017.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market Value of shares or units of stock that have not vested(1)
K. O’Connor	-	-	-	-	1,334	(2)	$46,690
					4,667	(3)	$163,345
					1,718	(4)	$60,130
					6,750	(5)	$236,250
					2,752	(6)	$96,320
					8,000	(7)	$280,000
					5,070	(8)	$177,450
					5,558	(10)	$194,530
					5,597	(11)	$195,895
					8,224	(12)	$287,846
					9,045	(13)	$316,562
					7,458	(14)	$261,032

H. Nolan	-		-	-	667	(2)	$23,345
					2,334	(3)	$81,690
					803	(4)	$28,105
					3,250	(5)	$113,750
					1,287	(6)	$45,045
					3,500	(7)	$122,500
					2,367	(8)	$82,845
					2,414	(10)	$84,490
					2,367	(11)	$89,709
					3,529	(12)	$123,531
					4,259	(13)	$149,048
					3,378	(14)	$118,235

K. Santacroce	-	-	-	-	667	(2)	$23,345
					2,334	(3)	$81,690
					673	(4)	$23,555
					3,250	(5)	$113,750
					1,079	(6)	$37,765
					3,500	(7)	$122,500
					1,997	(8)	$69,895
					2,158	(10)	$75,530
					1,959	(11)	$68,565
					3,529	(12)	$123,531
					4,259	(13)	$149,048
					3,224	(14)	$112,845

J. Manseau	-	-	-	-	667	(2)	$23,345
					2,334	(3)	$81,690
					673	(4)	$23,555
					3,250	(5)	$113,750
					1,079	(6)	$37,765
					3,500	(7)	$122,500
					1,997	(8)	$69,895
					2,050	(10)	$71,750
					1,866	(11)	$65,310
					3,529	(12)	$123,531
					4,259	(13)	$149,048
					3,071	(14)	$107,490

J. McCaffery	-	-	-	-	2,000	(5)	$70,000
					294	(6)	$10,290
					2,500	(7)	$87,500
					1,921	(8)	$67,235
					116	(9)	$4,060
					2,050	(10)	$71,750
					1,896	(11)	$66,360
					3,529	(12)	$123,531
					4,259	(13)	$149,048
					3,224	(14)	$112,845

(1)	Amounts based on closing price of our Common Stock as of December 31, 2017 ($35.00), as reported on the NASDAQ®.
(2)	Vests over seven years; one third in each year commencing in 2016 through 2018.
(3)	Vests over seven years; one third in each year commencing in 2017 through 2019.
(4)	Vests over five years; one third in each year commencing in 2016 through 2018.
(5)	Vests over seven years; one third in each year commencing in 2018 through 2020.
(6)	Vests over five years; one third in each year commencing in 2017 through 2019.
(7)	Vests over seven years; one third in each year commencing in 2019 through 2021.
(8)	Vests over five years; one third in each year commencing in 2018 through 2020.
(9)	Vests over five years; one fifth in each year commencing in 2014 through 2018.
(10)	Vests over five years; one third in each year commencing in 2019 through 2021.
(11)	Vests over five years; one third in each year commencing in 2020 through 2022.
(12)	Five year cliff vesting with two year holding restriction after vesting in 2020.
(13)	Five year cliff vesting with two year holding restriction after vesting in 2021.
(14)	Five year cliff vesting with two year holding restriction after vesting in 2022.

PENSION BENEFITS

The following table sets forth certain information pertaining to the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under the

Pension Plan and the Supplemental Executive Retirement Plan. The amounts reflected have been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

	Plan Name	Number of years credited service (#)	Present value of accumulated benefit	Payments during Last Fiscal Year ($)
K. O’Connor	BNB Bank Pension Plan	9.17	$325,430	-
	Supplemental Executive Retirement Plan	9.17	$894,691	-
H. Nolan	BNB Bank Pension Plan	10.50	$398,452	-
	Supplemental Executive Retirement Plan	10.50	$395,782	-
K. Santacroce	BNB Bank Pension Plan	19.25	$582,248	-
J. Manseau	BNB Bank Pension Plan	8.75	$304,158	-
J. McCaffery	BNB Bank Pension Plan	4.92	$163,342	-

As previously disclosed, the Bank maintains a SERP for the benefit of Messrs. O’Connor and Nolan. Balances in the defined contribution component of the SERP are credited with earnings each year in the same percentages as the participant’s account earned under the Bank’s 401(k) Plan.

Payments under both the defined contribution and defined benefit pension plan component of the SERP begin six months after the participant separates from service with the Bank. In the event of a change in control of the Bank, the SERP will be terminated and amounts will be paid to participants in a single lump sum payment on the date of the change in control.

The vested balances under the defined benefit pension plan component of the SERP are included in the Pension Benefits table (above). The following table shows, as of December 31, 2017, Bank contributions and earnings, and the aggregate vested account balances of Messrs. O’Connor and Nolan under the defined contribution component of the SERP.

Aggregate earnings in this table have not been reported in the Summary Compensation Table for 2017, 2016, and 2015, respectively, as they are not “preferential” or “above market” as defined in SEC regulations.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
K. O’Connor	-	$31,623	$32,432	-	$218,823
H. Nolan	-	$11,000	$11,187	-	$93,807

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table show estimated payments that would be made to the NEOs upon specified events, assuming such events occurred on December 31, 2017, pursuant to each NEO’s employment agreement, equity awards, and other benefit plans or arrangements under the various circumstances presented. In addition, the NEOs are entitled to certain retirement benefits under plans maintained by the Bank or the Company that are not conditioned on a termination of employment or a change in control of the Bank or the Company. Messrs. O’Connor and Nolan are participants in a SERP, as described above in the Nonqualified Deferred Compensation section of this proxy. Details regarding their vested benefits in the SERP are disclosed in the Pension Benefits table and the Nonqualified Deferred Compensation table of this proxy. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from service with the Company.

Name	Involuntary Termination		Involuntary Termination after Change in Control		Disability	Death
K. O’Connor Stock Based Incentive Plans	—		$ 2,665,565	(1)	$ 2,665,565 (1)	$ 2,665,565	(1)
Employment Agreement	$ 1,291,546	(2)	$ 6,976,113	(3)	$ 1,291,546 (5)	—

H. Nolan Stock Based Incentive Plans	—		$ 1,255,590	(1)	$ 1,255,590 (1)	$ 1,255,590	(1)
Employment Agreement	$ 721,209	(2)	$ 1,484,414	(4)	$ 721,209 (5)	—

K. Santacroce Stock Based Incentive Plans	—		$ 1,149,960	(1)	$ 1,149,960 (1)	$ 1,149,960	(1)
Employment Agreement	$ 746,696	(2)	$ 1,402,044	(4)	$ 746,696 (5)	—

J. Manseau Stock Based Incentive Plans	—		$ 1,136,135	(1)	$ 1,136,135 (1)	$ 1,136,135	(1)
Employment Agreement	$ 660,800	(2)	$ 1,411,200	(4)	$ 660,800 (5)	—

J. McCaffery Stock Based Incentive Plans	—		$ 918,435	(1)	$ 918,435 (1)	$ 918,435	(1)
Employment Agreement	$ 722,852	(2)	$ 1,426,278	(4)	$ 722,852 (5)	—

(1)	This amount represents the value of unvested restricted stock units and restricted stock awards that become fully vested upon certain events, including death, disability and change in control of the Bank or Company.
(2)	This amount represents the sum of (i) two times base salary, and (ii) the value of continued health and medical insurance coverage for two years. Amounts payable by the Bank on an event of termination or a voluntary resignation are subject to a one year non-compete restriction and the executive’s agreement not to disclose any confidential information.
(3)	In the event of a change in control, Mr. O’Connor is entitled to receive a lump sum payment equal to three times the executive’s annual compensation for the year immediately preceding the year of the change in control. The amount shown includes the value of the employer cost for continued health care coverage for a period of 36 months, and an excise tax indemnification payment of approximately $2,887,993.
(4)	In the event of an involuntary termination after a change in control, Messrs. Nolan, Santacroce, Manseau, and McCaffery are entitled to receive a lump sum payment equal to three times the sum of the executive’s annual base salary and the highest annual bonus earned during the prior three years. Additionally, each executive is entitled to the value of continued health and medical insurance for three years pursuant to the terms of the executives employment agreements. The executives’ cash severance will be reduced to the limitation under Section 280G of the Code only if this will result in the executive receiving a greater total payment measured on an after-tax basis. The amounts shown were not reduced to the limitation under Section 280G of the Code since such reduction would not result in the executive receiving a greater total payment measured on an after-tax basis.
(5)	In the event of disability, Messrs. O’Connor, Nolan, Santacroce, Manseau, and McCaffery will receive their after-tax base salary, less amounts payable under any disability programs, and continued health and medical coverage for 2 years. This amount represents the estimated total payments and benefits that Messrs. O’Connor, Nolan, Santacroce, Manseau, and McCaffery would receive for such 2-year period, without reduction for taxes or amounts payable under any disability programs.

CEO PAY RATIO

In accordance with the applicable provisions of Section 953 (b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all employees of our Company and the annual total compensation of our President and CEO.

For 2017, our median annual total compensation for all employees other than our CEO was $61,363. The annual total compensation for our CEO for the same period was $1,640,260. The ratio of our CEO’s compensation to the median employee’s compensation was 26.7 to 1.

We identified our median employee using our entire workforce, as of 12/31/2017, of approximately 487 full-time and part-time employees. We used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2017. We annualized compensation for full-time and part-time permanent employees who were employed on 12/31/2017, but did not work for us the entire year.  No full-time equivalent adjustments were made for part-time employees.

We determined the annual total compensation for our median employee by calculating total compensation for such employee in accordance with the requirements of Item 402 (c)(2)(x) of Regulation S-K.

With regard to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this Proxy Statement.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by Bridge Bancorp may not be comparable to the pay ratio reported by other companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934.  The officers and directors of the Company and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership.  SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of such ownership reports for the year ended December 31, 2017, one Form 4 report for Director Suskind and one Form 4 report for Mr. Lindenbaum were filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Sarbanes-Oxley Act of 2002 allows for loans made by the Bank, as an FDIC insured institution, to our executive officers and directors in compliance with federal banking regulations. Federal banking regulations allow for loans made to executive officers or directors under a benefit program maintained by the Bank that is generally available to all other employees and that does not give preference to any executive officer or director over any other employee. The Bank offers its employees interest rate discounts of up to 100 basis points, based on years of service, for residential mortgage loans on their primary residence. Except for this interest rate discount with respect to loans to executive officers, loans to our directors and executive officers (and their immediate family members and companies in which they are principal owners), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to, and do not involve more than the normal risk of collectability or present other unfavorable features.

During the year ended December 31, 2017, the Bank had loans to one executive officer, Howard H. Nolan, with the interest rate discount under the program available to all employees. The loan was a residential mortgage loan on his primary residences and; (i) the largest aggregate balance outstanding over the disclosure period was $305,464; (ii) the interest rate on the loans was 3.4%; (iii) principal balance at December 31, 2017 was $292,301; and (iv) principal and interest paid during the year ended December 31, 2017 was $13,163 and $10,109. The Board (excluding any director involved in the transaction) reviews and approves all transactions between the Company or the Bank and any director or executive officer that would require proxy statement disclosure pursuant to Item 404(a).

DIRECTOR COMPENSATION

Cash Compensation Paid to Board Members

All members of the Board of Directors of the Company also serve on the Board of the Bank. For the period from January 1, 2017 to December 31, 2017, each outside (non-employee) Director received an annual retainer fee of $30,000 from the Bank. The Chairperson of the Board of Directors receives an additional annual fee of $40,000. The Chairpersons of the Audit, Compensation, Corporate Governance, and Loan Approval Committee receive an additional annual fee of $10,000. All outside Directors are compensated $1,200 for each Board meeting. Outside Directors who are members of Board Committees are compensated $1,000 per meeting attended.

Equity Awards Program

In addition, all non-employee Directors receive an annual non-elective retainer in the form of restricted stock units in the amount of $30,000.

Deferred Compensation Plan

The Directors Deferred Compensation Plan, effective April 1, 2009, is a nonqualified deferred compensation plan, which allows a Director to defer his or her annual retainer earned from May 1 to April 30 (the “Plan Year”) and to have such amounts invested in restricted stock units. The value of a restricted stock unit will be determined based on the fair market value of a share of Common Stock, with fair market value determined based on the trailing 10-day average. Directors who elect to defer will be deemed to defer their annual retainer as of the first day of each Plan Year, or May 1. With respect to each Plan Year’s deferral, a Director will vest pro-rata during such Plan Year and will become fully vested after twelve months of service, except a Director will be fully vested upon disability, death or retirement.  All deferrals will be credited to a Director’s account as restricted stock units and distributions from the Plan will be made in shares of Common Stock. The restricted stock units do not have any voting rights. There are no preferential earnings on amounts deferred. Dividends will be paid on restricted stock units, in the same amount as dividends paid on the Common Stock, and will accrue as additional restricted stock units. At the time a Director elects to make a deferral election, he or she will also elect the time that the amounts credited to his or her account will be distributed and whether such amounts will be paid in a lump sum or installments.  Such payment shall be made at the time elected by the Director, which shall be the earlier of the Director’s cessation of service, a change in control of the Company or a specified date.

Director Summary Compensation Table

The following table sets forth information pertaining to the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2017:

Name (1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards ($)	Total ($)

Marcia Z. Hefter(2)	$121,668	$30,000	$151,668

Dennis A. Suskind	$78,800	$30,000	$108,000

Emanuel Arturi(2)	$84,051	$30,000	$114,051

Charles I. Massoud	$86,633	$30,000	$116,633

Albert E. McCoy, Jr. (2)	$80,000	$30,000	$110,000

Rudolph J. Santoro(2)	$90,468	$30,000	$120,468

Thomas J. Tobin	$65,800	$30,000	$95,800

Raymond A. Nielsen(2)	$83,800	$30,000	$113,800

Daniel Rubin	$76,217	$30,000	$106,217

Christian C. Yegen(2)	$70,800	$30,000	$100,800

(1)	Kevin M. O’Connor, the Company’s President and CEO, and Howard H. Nolan, the Company’s Senior Executive Vice President and COO, are not included in this table as they are Named Executive Officers of the Company and did not receive additional compensation as a director.
(2)	Directors Hefter, Arturi, McCoy, Jr., Santoro, Nielsen and Yegen have elected to defer their annual elective retainer fee in the form of deferred restricted stock units (“RSUs”) pursuant to the Directors Deferred Compensation Plan.

PROPOSAL II – ADVISORY NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board believes that the Company’s compensation programs and policies are centered on a pay for performance culture and are strongly aligned with the long-term interests of shareholders.

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote in an advisory, non-binding manner to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion). Item 402 of Regulation S-K is the SEC regulation that sets forth the disclosure companies must include in their proxy statement as to executive compensation. At the 2017 Annual Meeting of Shareholders, the Board of Directors recommended, and the shareholders approved, a non-binding vote in favor of holding an annual advisory vote on executive compensation. As a result, the Board of Directors determined that the Company would hold an annual advisory vote to approve executive compensation.

This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to vote on our executive pay program. The Board of Directors is requesting shareholders to cast a non-binding advisory vote on the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL

PROPOSAL III: APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

On March 27, 2018, the Board of Directors adopted the Bridge Bancorp, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to approval in a shareholder vote at the Annual Meeting in which the votes cast in favor of the approval of the ESPP exceed the votes cast against approval. You are being asked to approve the ESPP. If shareholders approve the ESPP, it will become effective as of the date of such shareholder approval.

The maximum aggregate number of shares of the Company’s common stock (“Common Stock”) that may be purchased under the ESPP will be 1,000,000 shares, subject to adjustment as provided for in the ESPP. The share pool for the ESPP represents 5.08% of the total number of shares of the Company’s Common Stock outstanding as of the Record Date.

The purpose of the ESPP is to provide eligible employees of the Company an opportunity to use payroll deductions to purchase shares of Company’s Common Stock with an incentive based on the purchase price being at a discount from its market price, and thereby acquire an ownership interest in the Company. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code.

Summary of Employee Stock Purchase Plan

The following summary of the material provisions of the ESPP does not purport to be complete and is qualified in its entirety by reference to the ESPP. For purposes of this summary, any reference to the Company includes the Company and its designated subsidiaries. For purposes of the ESPP, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Internal Revenue Code) of the Company that has been designated by the Compensation Committee as eligible to participate in the ESPP. A copy of the ESPP is attached as Appendix A.

Eligibility and Participation

Generally, any person who (i) is employed by the Company or BNB Bank as of the commencement of an offering period under the ESPP; (ii) has been continuously employed by the Company or BNB Bank as of the commencement of an offering period under the ESPP for a period two years (or such lesser amount of time as determined by the Compensation Committee); and (iii) is customarily employed for at least (A) 20 hours per week (or such lesser amount as determined by the Compensation Committee) and (B) more than five months in a calendar year (or such lesser period as determined by the Compensation Committee) is eligible to participate in the offering period.

The Compensation Committee may determine that employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Internal Revenue Code are not eligible to participate in an offering period.

No employee may participate in an offering period if, upon the employee’s purchase of the largest number of shares available to the employee for purchase during the offering period, the employee would own (or be deemed to own under certain attribution rules in the Internal Revenue Code) stock and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock.

As of the Record Date, approximately 460 employees would be eligible to participate in the ESPP.

Administration

The Compensation Committee will administer the ESPP, and will have full and exclusive authority to interpret the terms of the ESPP, determine eligibility to participate, determine which Company subsidiaries are eligible to participate, amend and revoke rules for participation, suspend or terminate the ESPP, and exercise such powers and perform such actions as its deems necessary to carry out the intent of the ESPP, subject to the conditions of the ESPP. All determinations and decisions made by the Board of Directors or the Compensation Committee are final and binding upon the Company and all participants.

Authorized Shares and Adjustments

Subject to adjustment as provided in the ESPP, a total of up to 1,000,000 shares of Company’s Common Stock may be made available for sale under the ESPP.

In the event of a stock dividend, split-up, share combination, recapitalization or other change in the Company’s capitalization, an appropriate and proportionate adjustment will be made in the number and kind of shares which may be delivered under the ESPP. Appropriate adjustments also may be made in the event of a merger, reorganization, consolidation, separation or liquidation of the Company.

Offering Periods

Pursuant to the terms of the ESPP, on the first trading day of an offering period, each eligible employee will be granted an option to purchase shares of the Company’s Common Stock on the last day of such offering period. The Compensation Committee will determine the length of each offering period, provided that no offering period may exceed 27 months in length.

Contributions and Payroll Deductions

The ESPP permits each participant to purchase shares of the Company’s Common Stock through payroll deductions of either a fixed dollar amount or percentage of their eligible compensation; provided, however, that a participant may not purchase more than a specific maximum number of shares or maximum amount of compensation, which limit will be determined the Compensation Committee before the commencement of the offering period. In no event may participants elect to purchase Common Stock with a fair market value in excess of $25,000 (determined as of the first day of the offering period) in a single calendar year. No interest will accrue on a participant’s contributions to purchase stock under the ESPP. During an offering period, a participant may withdraw by submitting written notice of withdrawal to the Company and may decrease (but not increase) their contributions.

Purchases

Unless a participant terminates employment or withdraws from the ESPP or an offering period before the last trading day of an offering period, the participant’s option will automatically be exercised on the last trading day of each offering period. The number of shares of the Company’s Common Stock purchased will be determined by dividing the payroll contributions accumulated in the participant’s account by the applicable purchase price, subject to the maximum share limit discussed above.

The purchase price of the shares shall be determined by the Compensation Committee and communicated to employees with respect to each offering period. In no event will the purchase price be less than 85% of the lower of the fair market value of the Company’s Common Stock on the first trading day of each offering period or on the last trading day of each offering period. The fair market value of the Company’s Common Stock on a given date is the closing sale price of the Common Stock on such date as reported by The NASDAQ Stock Market, LLC. If no trades were reported on that date, the fair market value will be set as the closing price on the most recent trading day immediately preceding the date of determination as reported by The NASDAQ Stock Market, LLC.

Withdrawals

A participant may end their participation in the ESPP at any time during an offering period and all of their accrued contributions not yet used to purchase shares of the Company’s Common Stock will be returned to them. If a participant withdraws from an offering period, they must re-enroll in the ESPP before a future offering period begins in order to re-commence participation.

Termination of Employment

If a participant ceases to be an employee of the Company for any reason, they will be deemed to have elected to withdraw from the ESPP and their contributions not yet used to purchase shares of the Company’s Common Stock will be returned to them, without interest. The transfer of an employee between any of the Company or certain of its designated subsidiaries will not be deemed to be a withdrawal from the ESPP.

Change in Control

The ESPP provides that in the event of a change of control (as defined in the ESPP), the Compensation Committee can take any one or more of the following actions: (i) determine that a successor Company may assume or substitute each outstanding option with comparable rights of the successor Company; (ii) end the offering period then in progress and return all contributions not yet used to purchase shares of the Company’s Common Stock, without interest; or (iii) notify each participant that the purchase date for the offering period then in progress will be shortened, and a new purchase date will be set, upon which date all options will be exercised automatically unless before such date the participant has withdrawn from the offering period.

Transferability

A participant may not assign, transfer, pledge or otherwise dispose of in any way (other than by will or the laws of descent and distribution) their rights with regard to options granted under the ESPP or contributions credited to their account.

The Compensation Committee may impose restrictions on Common Stock acquired by employees pursuant to an offering under the ESPP, which would prevent the participant from selling, assigning, transferring or otherwise disposing of the Common Stock.

Term, Amendment and Termination

Subject to applicable law, the Board of Directors, in its sole discretion, may amend, modify, or terminate the ESPP at any time and for any reason, without shareholder approval, but no amendment may be made without shareholder approval (i) to the extent shareholder approval is required by applicable law or listing requirements or (ii) that would increase the total number of shares of stock which may be issued under the ESPP.

The ESPP will become effective when approved by shareholders. The ESPP does not have a termination date, but instead will terminate when all Common Stock authorized for issuance under the ESPP has been issued, unless terminated earlier by the Board of Directors.

Certain Federal Tax Information

The following summary briefly describes U.S. federal income tax consequences of options granted under the ESPP, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or foreign country laws. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of options granted under the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” meeting the requirements of Section 423 of the Internal Revenue Code. Under these provisions, a participant will not recognize taxable income until they sell or otherwise dispose of the shares purchased under the ESPP.

If a participant disposes of the shares acquired under the ESPP more than two years from the option grant date and more than one year from the date the stock is purchased, then the participant must treat as ordinary income the amount by which the lesser of (i) the fair market value of the shares at the time of disposition, or (ii) the fair market value of the shares at the option grant date, exceeds the price the employee paid for the shares. Any gain in addition to this amount will be treated as a long-term capital gain. If a participant holds shares at the time of their death, the holding period requirements are automatically deemed to have been satisfied.

The Company will not be allowed a deduction for any amount if the holding period requirements are satisfied.

If a participant disposes of shares before expiration of two years from the date of grant and one year from the date of exercise (other than after death), then the participant must treat as ordinary income the excess of the fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss will be treated as long-term or short-term capital gain or loss, as the case may be. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

New Plan Benefits

As of the date of this proxy statement, no employee has been granted any rights to purchase shares under the proposed ESPP. Accordingly, the benefits to be received pursuant to the ESPP by the Company’s officers and employees are not determinable at this time.

In order to approve the Employee Stock Purchase Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy, without regard to abstentions or broker non-votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL IV- RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Horwath LLP (“Crowe Horwath”) was the Independent Registered Public Accounting Firm of the Company for the year ended December 31, 2017, and has been selected to serve as the Company’s Independent Registered Public Accounting Firm for 2018. Representatives of Crowe Horwath are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe Horwath is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of the Independent Registered Public Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe Horwath, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

Fees Paid To Crowe Horwath LLP

The following table presents fees for professional audit services rendered by Crowe Horwath for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2017 and 2016.

Type of Fees	2017	2016

Audit Fees (1)	$335,000	$330,000
Audit Related Fees(2)	36,000	140,820
Tax Fees (3)	-	-
All Other Fees (4)	36,005	-
Total Fees	$407,005	$470,820

(1)	Audit fees for 2017 and 2016 consist of professional services rendered for the annual audit of our financial statements and audit of internal controls over financial reporting, along with the review of financial statements included in our quarterly reports.

(2)	Audit-related fees for 2017 consist of consultation and procedures related to the implementation of new revenue recognition procedures, Tax Cuts and Jobs Act, branch rationalization, and Allowance for Loan and Lease Losses methodology enhancements. The 2016 Audit-related fees consist of comfort letter procedures associated with the registration statements filed with the SEC on Form S-3 and Form S-4 and consultation and procedures related to the trust preferred induced conversion in 2016.
(3)	Crowe Horwath did not provide any services to the Company relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2017 and 2016.
(4)	Other fees for 2017 consist of consulting services related to the Company’s non-financial compliance function (Quality Assurance Review). Crowe Horwath did not provide any other services to the Company during the fiscal year ended December 31, 2016.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe Horwath are submitted to the director of internal audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

In order to ratify the selection of Crowe Horwath as the Company’s Independent Registered Public Accounting Firm for the 2018 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

The Board of Directors UNANIMOUSLY recommends a vote “FOR” the ratification of Crowe HORWATH llp as the Company’s Independent Registered Public Accounting Firm.

SHAREHOLDER PROPOSALS UNDER SEC RULE 14a-8

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders under SEC Rule 14a-8, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than December 3, 2018. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS OR NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement under SEC Rule 14a-8 any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In accordance with the foregoing, advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Shareholders must be given to the Company by December 31, 2018.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment. Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.

HOUSEHOLDING

Unless you have provided us contrary instructions, we have sent a single copy of these proxy materials to any household at which one or more shareholders reside if we believe the shareholders are members of the same household. Each stockholder in the household will receive a separate Proxy Card. This process, known as “householding,” reduces the volume of duplicate information received by you and helps reduce our expenses. If you would like to receive your own set of proxy materials, please follow these instructions:

•	If your shares are registered in your own name, contact our transfer agent, Computershare, and inform them of your request to revoke householding by calling 1-800-368-5948 , or by writing them at Computershare, PO Box 30170 College Station, TX 77842, Attention: Householding Department.

•	If a bank, broker or other nominee holds your shares, contact your bank, broker or other nominee directly.

AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONE REQUEST TO HOWARD H. NOLAN, SENIOR EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER AND CORPORATE SECRETARY, 2200 MONTAUK HIGHWAY, P.O. BOX 3005, BRIDGEHAMPTON, NEW YORK 11932, OR CALL (631) 537-1001, EXT. 7255.

By Order of the Board of Directors

Howard H. Nolan

Senior Executive Vice President, Chief Operating Officer and Corporate Secretary

Bridgehampton, New York

April 2, 2018

APPENDIX A

BRIDGE BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1 — PURPOSE

Bridge Bancorp, Inc. (the “Company”) hereby establishes this employee stock purchase plan (the “Plan”) for the benefit of its employees, employees of BNB Bank and the employees of Subsidiaries which the Board allows to participate, as set forth below.

The purpose of the Plan is to provide employees with an opportunity to participate in the growth of the Company and to further align the interests of the employees with the interests of the Company through the purchase of shares of the Company’s common stock.  The Plan is intended to be an employee stock purchase plan under Section 423 of the Code.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1           “Board” means the Board of Directors of the Company.

2.2           “Change of Control” of the Company shall mean means any of the following:

(a)          A change in ownership occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the BNB Bank or Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such Company.

(b)          A change in the effective control of the BNB Bank or Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the BNB Bank or Company possessing 30% or more of the total voting power of the stock of the BNB Bank or Company, or (ii) a majority of the members of the BNB Bank’s or Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the BNB Bank’s or Company’s board of directors prior to the date of the appointment or election, provided that this sub-section “(ii)” is inapplicable where a majority shareholder of the BNB Bank or Company is another Company.

(c)          A change in a substantial portion of the BNB Bank’s or Company’s assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury regulation section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the BNB Bank or Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of (i) all of the assets of the BNB Bank or Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury regulation section 1.409A-3(g)(5).

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2.3           “Common Stock” or Stock” means the Company’s common stock, par value $0.01.

2.4           “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.5           “Committee” means the Board or the Compensation Committee of the Board.

2.6           “Eligible Employee” means any employee of the Company, BNB Bank or any Subsidiaries which is made eligible to participate herein, who is eligible to participate in an Offering Period in accordance with Section 3.1.

2.7           “Fair Market Value” means as of any date, the value of a share of Stock determined as follows:

(a)          If the Stock is listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ Stock Market, LLC, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)          If the Stock is quoted on The NASDAQ Stock Market, LLC or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Committee, by reasonable application of a reasonable valuation method, considering any and all information the Committee determines relevant.

2.8           “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

2.9           “Offering Date” means a date selected by the Committee for an Offering Period to commence.

2.10         “Offering Period” means the period beginning on an Offering Date and ending on a Purchase Date as set by the Committee pursuant to Section 5.1 during which Eligible Employees may set aside funds via payroll deductions to purchase Common Stock under the Plan.

2.11         “Participant” means an Eligible Employee who has elected to participate in the Plan and who has not ceased participation herein, or who has not declined participation under any auto-enrollment feature adopted by the Committee for an Offering Period.

2.12         “Purchase Date” means the last day of an Offering Period established by the Committee on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

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2.13         “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

2.14         “Subsidiaries” means any “parent Company” or “subsidiary Company” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

Section 3 — ELIGIBILITY AND PARTICIPATION

3.1           Initial Eligibility. Employees of the Company, BNB Bank or, as the Committee may designate as provided in Section 6.1(ii), Employees of a Subsidiary are eligible to participate in the Plan subject to the following: except as provided in Section 3.2, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Subsidiaries, as the case may be, for such continuous period preceding such Offering Date as the Committee may require, but in no event shall the required period of continuous employment be greater than two years. In addition, the Committee may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Subsidiaries is for more than twenty (20) hours per week and/or for more than five months per calendar year or such other criteria as the Committee may determine consistent with Section 423 of the Code.

3.2           Limitation on Eligibility.  Notwithstanding Section 3.1, no Eligible Employee may participate in the Plan for an Offering Period if, upon the employee’s purchase of the largest amount of shares available to him for purchase during the Offering Period, the employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining stock ownership for any employee).  In addition, the Committee may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

Section 4 — SHARES AVAILABLE UNDER THE PLAN

4.1           Shares Available.  Subject to adjustments pursuant to Section 4.3, the maximum number of shares of Common Stock that may be purchased under the Plan is 1,000,000.

4.2           Source of Shares.  Shares of Common Stock issued under the Plan may be issued from authorized and unissued Common Stock or from any other proper source.

4.3           Adjustments in Authorized Shares.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan (both in the aggregate or under individual limits), and in the number and kind of or price of share subject to outstanding Purchase Rights; provided that the number of shares subject to any Purchase Right shall always be a whole number.  Any adjustment shall be made in such a manner so as not to constitute a "modification" within the meaning of Code Section 424(h).  If the Company shall at any time merge or consolidate with or into another Company or association, each Participant will thereafter receive, upon the Purchase Date, the securities or property to which a holder of the number of shares of Stock then deliverable would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of

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this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property deliverable at any subsequent Purchase Date.  A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 5 — STOCK PURCHASES UNDER THE PLAN

5.1           Offering Periods.  The Committee shall, from time to time in its discretion, designate Offering Periods during which all Eligible Employees may elect to purchase Stock under the Plan, provided that no Offering Period shall have a duration of longer than 27 months.

5.2            Offering Terms. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, but shall comply with the requirement of Section 423(b)(5) of the Code that all Eligible Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but must be consistent with the terms of the Plan. The Committee may designate a maximum number of shares of Common Stock that may be purchased by each Eligible Employee during the Offering Period or restrict purchases by Eligible Employees to maximum dollar amount or percentage of Compensation, provided that no Eligible Employee may elect to purchase Common Stock with a Fair Market Value in excess of $25,000 (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for any calendar year.  During each Offering Period, each Eligible Employee may elect to purchase Common Stock in accordance with the rules set by the Committee for that Offering Period. The Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to an Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

5.3           Contributions; Payroll Deductions.

5.3.1           Eligible Employees shall accumulate funds (“Contributions”) to purchase Stock during an Offering Period by payroll deduction.  An Eligible Employee shall signify his election to participate in the Plan for the Offering Period by completing a form (electronically or otherwise, as determined by the Committee) (the “Subscription Agreement”) within a period before the Offering Period begins as established by the Committee.  Each Participant's Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company.

5.3.2           No interest shall be paid on Contributions during an Offering Period.

5.3.3            Each such Subscription Agreement shall authorize an amount of Contributions expressed as either a fixed dollar amount or percentage of the submitting Participant's earnings (as defined in each Offering) during the Offering (not to exceed any maximum that may be specified by the Committee). To the extent provided in the Offering, a Participant may thereafter revoke the election and reduce future Offering Period Contributions to zero, but may not otherwise make a change or increase Contributions until a future Offering Period begins.  Subscription Agreements may carry over into future Offering Periods, or new Subscriptions shall be required for each Offering Period, as determined by the Committee.

5.3.4            During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in

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the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's Purchase Right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new Subscription Agreement in order to participate in subsequent Offerings.

5.4           Purchase Price.  Purchases of Common Stock under the Plan shall occur on the Purchase Date.  The purchase price (the “Purchase Price”) of each share of Common Stock shall be set by the Committee when it designates the Offering Period and may not be lower than the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first day of the Offering Period and (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

5.5           Issuance of Common Stock.  The purchase of Common Stock pursuant to the Plan will be effective as of the Purchase Date and the shares of Common Stock purchased will be deemed outstanding as of such date and will be registered in book entry form on the registration books maintained by the Company’s transfer agent.

5.6           Termination of Employment of the Participant Before Purchase Date.   In the event a Participant ceases to be an employee of the Company or a Subsidiaries (except in the case of transfer from one of such companies to another) for any reason prior to the end of an Offering Period, all Contributions shall be returned to the Participant or, if the Participant is deceased, to his or her spouse, or if there is no spouse or the spouse does not claim the refund, to the Participant’s estate, and no Common Stock shall be issued to such Participant or the Participant’s heirs under this Plan.

5.7           Optional Actions at a Change in Control.  In the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Purchase Rights: the Committee may (i) end the Offering Period and return all Contributions to Participants, (ii) after giving Participants notice, end the Offering Period at a future date so specified in such notice, and, to the extent Participants do not elect to withdraw, issue Stock for their Contributions as of the Purchase Date established by that shortened Offering Period, or (iii) determine that outstanding Purchase Rights shall be assumed by, or replaced with comparable rights by, the surviving Company, (or a parent or subsidiary of the surviving Company).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

Section 6 –  ADMINISTRATION

6.1           Governance.         The Board or the Committee shall administer the Plan and shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)          To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(b)          To designate from time to time which Subsidiaries of the Company shall be eligible to participate in the Plan.

(c)          To construe and interpret the Plan and Purchase Rights and factual matters related thereto, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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(d)          To settle all controversies regarding the Plan and Purchase Rights granted under it.

(e)          To suspend or terminate the Plan at any time as provided in Section 8.

(f)          Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

The Board or the Committee may, without regard to whether Participant’s rights are adversely affected, change the duration of Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and establish reasonable waiting and adjustment periods and/or accounting and crediting procedures.

6.2            Board Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, restore in the Board some or all of the powers previously delegated.

6.3           Exculpation.  No member of the Board or the Committee, nor any officer or employee acting on their behalf, shall be liable for actions, determinations or interpretations made in good faith with respect to the Plan.  All members of the Board and the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

6.4           Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Participants and their estates and beneficiaries.

Section 7 — NO ASSIGNMENT

No Participant may assign or transfer any rights under the Plan to any other person, nor delegate any duties of the Participant.  Any attempted assignment or delegation by the Participant is void and shall have no effect.

Section 8 — AMENDMENT, MODIFICATION AND TERMINATION

The Board may, at any time, amend, modify or terminate the Plan without the consent of any Participant or Eligible Employee; provided, however, that the Board may not (i) increase the number of share of Stock available for issuance hereunder without approval of the Company’s shareholders, other than in accordance with Section 4.3, and (ii) make any other changes herein to the extent shareholder approval is required by applicable law or listing requirements.

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Section 9 — GENERAL PROVISIONS

9.1           Not a Contract of Employment.  Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon any Eligible Employee any right to continue as an employee of the Company or a Subsidiaries.

9.2           Withholding.  The Company shall be entitled to take whatever steps it deems necessary to satisfy its federal, state and local taxes withholding obligations under applicable law, if any, with respect to the Plan.

9.3           Securities Restrictions on Sale of Stock.  The Committee may require Participants receiving Common Stock under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof.  No shares shall be issued or transferred unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company’s shares may then be listed.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

9.4           Restrictions on Stock Acquired Pursuant to Plan.  The Committee may impose such restrictions as it deems advisable on a Participant selling, assigning, transferring or otherwise disposing of any Stock acquired hereunder, as described in the Offering.

9.5           Governing Law.  This Plan shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of laws rules.

9.6           Gender and Number.  Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

9.7           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.8           Not a Shareholder.  No person entitled to purchase Common Stock with respect to an Offering Period hereunder will have any rights as a shareholder of the Company with respect to the Common Stock to be purchased during an Offering Period until such person has become the holder of record of such shares of Common Stock on the Company’s corporate records.

9.9           Tax Report. The Company shall reflect the purchase of Stock hereunder on an informational report as required by Code Section 6039 no later than January 31 of the year following such purchase.

9.10         Headings.  The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

Section 10 — EFFECTIVE DATE AND TERM OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the shareholders of the Company adopt the Plan.  The Plan shall begin on the Effective Date and shall continue until all Common Stock

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authorized for issuance under Section 4 has been issued under the Plan or until the Board terminates the Plan, if sooner.

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02SPID 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Revocable Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. IMPORTANT ANNUAL MEETING INFORMATION B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1. The election of four Directors to the Company’s Board of Directors, to hold office for a term of three years and one director to hold office for a term of one year, and until their successors are elected and qualified; For Against Abstain 01 - Dennis A. Suskind 02 - Albert E. McCoy, Jr. 03 - Matthew Lindenbaum 04 - Christian C. Yegan Class A (term expiring in 2021) For Withhold For Withhold 05 - Daniel Rubin Class B (term expiring in 2019) For Withhold For Against Abstain 4. A proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2018. 3. A proposal to approve the Bridge Bancorp, Inc. Employee Stock Purchase Plan. 2. A proposal to approve, on an advisory (non-binding) basis, Bridge Bancorp’s executive compensation as described in the proxy statement.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. . Notice of 2018 Annual Meeting of Shareholders BNB Bank, 2200 Montauk Highway, Bridgehampton, NY 11932 Proxy Solicited by Board of Directors for Annual Meeting – May 4, 2018 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company’s subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2018 at 11:00 a.m. local time, and at any and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” each of the nominees listed in Item 1, and “FOR” Items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Revocable Proxy – Bridge Bancorp, Inc.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02SPHD 1 U PX + Annual Meeting Revocable Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4. IMPORTANT ANNUAL MEETING INFORMATION B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. For Against Abstain 2. A proposal to approve, on an advisory (non-binding) basis, Bridge Bancorp’s executive compensation as described in the proxy statement. 01 - Dennis A. Suskind 02 - Albert E. McCoy, Jr. 03 - Matthew Lindenbaum 04 - Christian C. Yegan 1. The election of four Directors to the Company’s Board of Directors, to hold office for a term of three years and one director to hold office for a term of one year, and until their successors are elected and qualified; Class A (term expiring in 2021) For Withhold For Withhold 4. A proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2018. 05 - Daniel Rubin Class B (term expiring in 2019) For Withhold For Against Abstain 3. A proposal to approve the Bridge Bancorp, Inc. Employee Stock Purchase Plan. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on May 3, 2018. Vote by Internet • Go to www.investorvote.com/BDGE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Notice of 2018 Annual Meeting of Shareholders BNB Bank, 2200 Montauk Highway, Bridgehampton, NY 11932 Proxy Solicited by Board of Directors for Annual Meeting – May 4, 2018 The undersigned shareholder of Bridge Bancorp, Inc. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys in fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company’s subsidiary, BNB Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, May 4, 2018 at 11:00 a.m. local time, and at any and all adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, an executed proxy will be voted “FOR” each of the nominees listed in Item 1, and “FOR” Items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Revocable Proxy – Bridge Bancorp, Inc. Change of Address — Please print your new address below. Comments — Please print your comments below. C Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.